                           ASSET PURCHASE AGREEMENT

                                 by and among

                                EQUIMED, INC.,

                               PRG GEORGIA, INC.

                                      and

                        PHYSICIANS RESOURCE GROUP, INC.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Section 1.      Definitions.................................................   1
                -----------

Section 2.      Terms of the Sale and Purchase of Assets....................   6
                ----------------------------------------
        2.1     Conveyance of Assets........................................   6
                --------------------
        2.2     Excluded Assets.............................................   7
                ---------------
        2.3     Purchase Price; Assumption of Liabilities...................   7
                -----------------------------------------
        2.4     Subsequent Actions..........................................   8
                ------------------

Section 3.      Representations and Warranties of Seller....................   8
                ----------------------------------------
        3.1     Corporate Existence; Good Standing..........................   8
                ----------------------------------
        3.2     Power and Authority for Transactions........................   8
                ------------------------------------
        3.3     Permits, Licenses and Governmental Authorizations...........   9
                -------------------------------------------------
        3.4     Corporate Records...........................................   9
                -----------------
        3.5     Consents....................................................   9
                --------
        3.6     Seller's Financial Information..............................   9
                ------------------------------
        3.7     Leases......................................................   9
                ------
        3.8     Condition and Usefulness of Assets..........................   9
                ----------------------------------
        3.9     Title to and Encumbrances on Property.......................   9
                -------------------------------------
        3.10    Inventories.................................................  10
                -----------
        3.11    Intellectual Property Rights; Names.........................  10
                -----------------------------------
        3.12    Officers; Payroll Information; Employees....................  10
                ----------------------------------------
        3.13    Legal Proceedings...........................................  10
                -----------------
        3.14    Contracts...................................................  11
                ---------
        3.15    Subsequent Events...........................................  11
                -----------------
        3.16    Accounts Receivable/Payable.................................  13
                ---------------------------
        3.17    Taxes.......................................................  13
                -----
        3.18    Liabilities; Debt...........................................  14
                -----------------
        3.19    Insurance...................................................  14
                ---------
        3.20    Employee Benefit Plans......................................  14
                ----------------------
        3.21    Adverse Agreements..........................................  15
                ------------------
        3.22    Compliance with Laws in General.............................  15
                -------------------------------
        3.23    Medicare and Medicaid Programs..............................  15
                ------------------------------
        3.24    Fraud and Abuse.............................................  15
                ---------------
        3.25    Due Diligence Information...................................  16
                -------------------------
        3.26    Suppliers...................................................  16
                ---------
        3.27    Banking Relations...........................................  16
                -----------------
        3.28    Ownership Interests of Interested Persons; Competitors......  16
                ------------------------------------------------------
        3.29    Payors......................................................  16
                ------
        3.30    Recoupment Proceedings......................................  16
                ----------------------
        3.31    No Brokers..................................................  16
                ----------
        3.32    No Material Adverse Effect..................................  17
                --------------------------
        3.33    Affiliated Practices........................................  17
                --------------------
        3.34    Additional Acquisitions.....................................  17
                -----------------------
        3.35    Environmental...............................................  17
                -------------
        3.36    Real Property...............................................  18
                -------------
        3.37    Sansone Note................................................  18
                ------------

Section 4.      Representations and Warranties of Purchaser.................  18
                -------------------------------------------
        4.1     Corporate Existence: Good Standing..........................  18
                ----------------------------------
        4.2     Power and Authority.........................................  18
                -------------------
        4.3     Financial Capacity..........................................  18
                ------------------
        4.4     No Untrue Representations...................................  18
                -------------------------

Section 5.      Covenants of Seller.........................................  18
                -------------------
        5.1     Consummation of Agreement...................................  18
                -------------------------
        5.2     Business Operations.........................................  18
                -------------------
        5.3     Access and Notice...........................................  19
                -----------------
        5.4     Approvals of Third Parties and Permits and Consents.........  19
                ---------------------------------------------------
        5.5     Acquisition Proposals.......................................  19
                ---------------------
        5.6     Employee Matters............................................  19
                ----------------
        5.7     Requirements to Effect Acquisition..........................  19
                ----------------------------------
        5.8     Accounting and Tax Matters..................................  19
                --------------------------
        5.9     Offer of Employment to Employees............................  20
                --------------------------------
        5.10    HSR Act.....................................................  20
                -------
        5.11    Consummation of Additional Acquisitions.....................  20
                ---------------------------------------
        5.12    Transfer of Dr. Colkitt Ownership Interests in ASC's and
                --------------------------------------------------------
                Practices of the Division...................................  20
                -------------------------

Section 6.      Covenants of Purchaser......................................  20
                ----------------------
        6.1     Consummation of Agreement...................................  20
                -------------------------
        6.2     HSR Act.....................................................  20
                -------

Section 7.      Purchaser's Conditions Precedent............................  20
                --------------------------------
        7.1     Representations and Warranties..............................  20
                ------------------------------
        7.2     Covenants and Conditions....................................  21
                ------------------------
        7.3     Proceedings.................................................  21
                -----------
        7.4     No Material Adverse Change..................................  21
                --------------------------
        7.5     Practice Service Agreement..................................  21
                --------------------------
        7.6     Consents and Approvals......................................  21
                ----------------------
        7.7     Closing Deliveries..........................................  21
                ------------------
        7.8     HSR Act.....................................................  21
                -------
        7.9     Leases......................................................  21
                ------
        7.10    Seller's Convertible Acquisition Indebtedness...............  21
                ---------------------------------------------
        7.11    Sublease....................................................  21
                --------
        7.12    Local Counsel Opinions......................................  21
                ----------------------
        7.13    Salvitti Employment Agreement...............................  22
                -----------------------------

Section 8.      Seller's Conditions Precedent...............................  22
                -----------------------------
        8.1     Representations and Warranties..............................  22
                ------------------------------
        8.2     Covenants and Conditions....................................  22
                ------------------------
        8.3     Proceedings.................................................  22
                -----------
        8.4     Closing Deliveries..........................................  22
                ------------------
        8.5     HSR Act.....................................................  22
                -------

Section 9.      Closing Deliveries..........................................  22
                ------------------
        9.1     Deliveries of Seller........................................  22
                --------------------
        9.2     Deliveries of Purchaser.....................................  23
                -----------------------

Section 10.     Nature and Survival of Representations and Warranties;
                -----------------------------------------------------
                Indemnification.............................................  24
                ---------------
        10.1    Nature and Survival.........................................  24
                -------------------
        10.2    Indemnification by Purchaser and PRG........................  24
                ------------------------------------
        10.3    Indemnification by Seller...................................  25
                -------------------------
        10.4    Indemnification Procedure...................................  25
                -------------------------
        10.5    Right of Setoff.............................................  25
                ---------------
        10.6    Limitation on Indemnification...............................  26
                -----------------------------

Section 11.     Termination.................................................  26
                -----------

Section 12.     Noncompetition..............................................  26
                --------------

        12.1    Prohibited Activities of Seller.............................  26
                -------------------------------
        12.2    Damages.....................................................  27
                -------
        12.3    Reasonable Restraint........................................  27
                --------------------
        12.4    Severability; Reformation...................................  27
                -------------------------
        12.5    Prohibited Activities of Purchaser and PRG..................  27
                ------------------------------------------
        12.6    Term........................................................  28
                ----

Section 13.     Nondisclosure of Confidential Information...................  28
                -----------------------------------------

Section 14.     Miscellaneous...............................................  28
                -------------
        14.1    Additional Acquisitions.....................................  28
                -----------------------
        14.2    Deferred Compensation.......................................  29
                ---------------------
        14.3    Notices.....................................................  29
                -------
        14.4    Further Assurances..........................................  30
                ------------------
        14.5    Each Party to Bear Costs....................................  30
                ------------------------
        14.6    Public Disclosures..........................................  31
                ------------------
        14.7    Transfer Taxes..............................................  31
                --------------
        14.8    Arbitration.................................................  31
                -----------
        14.9    GOVERNING LAW...............................................  31
                -------------
        14.10   Captions....................................................  31
                --------
        14.11   Integration of Exhibits.....................................  31
                -----------------------
        14.12   ENTIRE AGREEMENT............................................  32
                ----------------
        14.13   Counterparts................................................  32
                ------------
        14.14   Binding Effect/Assignment...................................  32
                -------------------------
        14.15   No Rule of Construction.....................................  32
                -----------------------
        14.16   Costs of Enforcement........................................  32
                --------------------
        14.17   Prorations..................................................  32
                ----------
        14.18   Waiver of Bulk Transfer Compliance..........................  32
                ----------------------------------
        14.19   Amendments; Waivers.........................................  32
                -------------------
        14.20   Service of Process..........................................  32
                ------------------
        14.21   Severability................................................  33
                ------------
        14.22   Employees (Post-Closing)....................................  33
                ------------------------
        14.23   EquiVision Name.............................................  33
                ---------------
        14.24   Parties' Obligations........................................  33
                --------------------

LIST OF EXHIBITS


      Exhibit                  Description
      -------                  -----------

      1(c)           Additional Pro Forma Adjustments
      1(h)           Additional Acquisitions
      1(h)(i)        Form of Asset Purchase Agreement
      1(h)(ii)       Form of Service Agreement
      1(j)           Annual After-Tax Contribution
      1(aj)          Excluded Assets
      2.1(a)(i)      Locations of Assets & Personal Property
      2.1(a)(ii)     Assets Owned by Seller at Tucker, Georgia location
      2.3(b)         Liabilities
      3.1            Corporate Existence; Good Standing
      3.3            Permits and Licenses
      3.5            Consents
      3.6            Financial Statements
      3.7            Leases
      3.9            Real and Personal Property; Encumbrances

      3.11        Patents and Trademarks; Names
      3.12        Directors and Officers; Payroll Information
      3.13        Legal Proceedings
      3.14        Contracts (other than Leases)
      3.15(h)     Assets Sold or Transferred; Debts Cancelled
      3.15(j)     Capital Expenditures
      3.16        Accounts Receivable
      3.17(a)     Taxes Being Contested
      3.17(c)     Partnerships
      3.18        Debt
      3.19(b)     Insurance Policies
      3.19(c)     Pending Claims on Insurance Policies
      3.20        Employee Benefit Plans
      3.26        Suppliers
      3.27        Banking Relations
      3.28        Ownership Interests of Interested Persons
      3.33(a)     Affiliated Practices
      5.9         Offer of Employment to Employees
      5.12        Transfer Documents
      7.5         Service Agreement Amendments
      7.9         Leases
      9.1(h)      Opinion of Counsel of Seller
      9.2(f)      An Opinion of Counsel to Purchaser
      12.1        Exceptions to Noncompete
      ANNEX I     Purchase Price

                           ASSET PURCHASE AGREEMENT



     This ASSET PURCHASE AGREEMENT (this "Agreement"), made and executed as of the 7th day of October, 1996, is by and among PRG GEORGIA, INC., a Delaware corporation ("Purchaser"), PHYSICIANS RESOURCE GROUP, INC., a Delaware corporation ("PRG") and EQUIMED, INC., a Delaware corporation ("Seller"). References contained herein to "Seller" and "Seller Sub" when used in the context of description of the Business (hereinafter defined) or the Division (hereinafter defined) shall be deemed to refer only to the ophthalmology physician practice management and ambulatory surgery center business of Seller and not to the oncology and other non-ophthalmology physician practice management business of Seller.


                                  WITNESSETH:


     WHEREAS, Seller operates an ophthalmological physician practice management business ("the Business") through its Ophthalmology Division (the "Division");

     WHEREAS, Purchaser is a wholly-owned subsidiary of PRG, which is engaged in the ophthalmological physician practice management business; and

     WHEREAS, Seller wishes to sell to Purchaser and Purchaser wishes to acquire from Seller, substantially all of the assets used by the Division, all upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall
            -----------
have the meanings set forth below:

     (a)    "AAA" shall have the meaning set forth in Section 14.8.
                                                      ------------

     (b) "Acquisition" shall mean the consummation of the transactions contemplated by this Agreement.

     (c) "Acquisition Pro Forma Net Income" shall mean the aggregate amount of change determined on an accrual basis and with certain pro forma adjustments that the Additional Acquisitions would have had on Purchaser's net income for the year ended December 31, 1996 had the Additional Acquisitions been consummated by Purchaser on January 1, 1996. Acquisition Pro Forma Net Income will include pro forma adjustments for (i) the effect on Purchaser's net income for the year ended December 31, 1996 of amortization expense attributable to the intangible assets created by acquiring the Additional Acquisitions, (ii) an eight percent (8%) per annum pre-tax financing charge applied to the dollar value of consideration paid in the acquisition of the Additional Acquisitions,
(iii) income taxes at the rate of 40% (assuming no non-recurring tax benefits), and (iv) amortization expense related to the direct expenses incurred by Purchaser in connection with consummation of the Additional Acquisitions, including expenses for operational, accounting, legal and Medicare compliance due diligence and related travel, but excluding any general and administrative corporate expenses (including salary) of Purchaser, all as if the Additional Acquisitions had been consummated on January 1, 1996, as well as the other pro forma adjustments set forth on Exhibit 1(c) attached hereto. Acquisition Pro
                               ------------
Forma Net Income shall be calculated by Purchaser in accordance with work prepared by Arthur Andersen as reviewed and approved by Ernst & Young using Purchaser's accounting methods, estimated useful lives, and policies and in accordance with GAAP, consistently applied, and application of the pro forma adjustments discussed above.

     Within 30 days of the consummation of each Additional Acquisition, PRG shall deliver to Seller in writing, PRG's calculation of Acquisition Pro Forma Net Income related to such Additional Acquisition. If Seller objects to PRG's calculation of Acquisition Pro Forma Net Income, it shall so inform PRG in writing (a "Dispute Notice") within five days of receipt by Seller of PRG's calculation. In the absence of such Dispute Notice PRG's calculation shall be final and binding on each party to this Agreement. If a Dispute Notice is delivered to PRG, Purchaser and Seller shall negotiate in good faith to resolve any differences related to the calculation of Acquisition Pro Forma Net Income promptly following delivery of the Dispute Notice. If Purchaser and Seller fail to reach agreement after three business days of such good faith negotiations, then Acquisition Pro Forma Net Income shall be determined by a partner in the Tampa, Florida office of Coopers & Lybrand, L.L.P. with significant health care experience (the "Determining Party"), whose determination of Acquisition Pro Forma Net Income shall be final and binding on each party hereto. In the event that it is necessary for the Determining Party to calculate Acquisition Pro Forma Net Income, Purchaser and Seller will fully cooperate with the Determining Party in order to enable the Determining Party to reach its determination as soon as practicable, but in no event later than 15 days after the matter is referred to the Determining Party. The cost of retaining the Determining Party will be shared equally by Purchaser and Seller.

     (d)    "Acquisition Proposal" shall have the meaning set forth in
Section 5.5.
-----------

     (e) "Acquisition Valuation" shall mean the product obtained by multiplying (i) Acquisition Pro Forma Net Income times (ii) 12.

     (f)    "Accounts Payable" shall have the meaning set forth in Section 3.16.
                                                                   ------------

     (g)    "Accounts Receivable" shall have the meaning set forth in
Section 3.16.
------------

     (h)    "Additional Acquisitions" shall mean those acquisitions listed on

Exhibit 1(h) attached hereto, that, (i) on or prior to March 31, 1997, are the
------------
subject of binding acquisition agreements with no material right of termination on the part of the entity to be acquired and that are consummated by the Division or by Purchaser or another wholly-owned subsidiary of PRG by April 30, 1997 using the forms of acquisition agreements and service agreements provided by Purchaser attached hereto as Exhibits 1(h)(i) and 1(h)(ii) with such
                                ----------------     --------
modifications as are reasonably necessary to consummate the acquisition including a service fee containing the following components: (1) a management fee of 5% of net revenues, (2) an annual amortization charge equal to the purchase price of the entity amortized over 18 years, (3) a net income fee equal to a maximum of 51% of the net income of the practice calculated after the application of (1) and (2), and such other modifications as are approved in writing by Purchaser in advance of consummation of the Additional Acquisition, which approval will not be unreasonably withheld, (ii) provide for a minimum of fifty percent of the consideration for such Additional Acquisition in the form of PRG Common Stock, the issuance of which is unregistered or which is contractually restricted as to resale in accordance with the provisions of Rule 144 under the Securities Act of 1933, (iii) provide for a purchase price not to exceed 10 times Annual After-Tax Contribution, with such variations in such financial terms as may be consented to in writing by Purchaser in advance of the consummation of the Additional Acquisition, (iv) comply with PRG's financial, operational and legal due diligence standards as historically applied (which the parties acknowledge include an audit by an independent Medicare/Medicaid consultant) and (v) with respect to geographic markets in which PRG or one of its subsidiaries currently manages an optometric or ophthalmological practice or manages an ASC, the PRG-affiliated practices and managed ASC's in that geographic market have approved the Additional Acquisition. The transaction referred to in the definition of CEC Reimbursement shall be deemed to be an Additional Acquisition.

     (i) "Affiliate" means a person that, at anytime on or after the date of this Agreement, directly, or indirectly through one or more intermediaries, controls, controlled, is controlled by, was controlled by, is under common control with or was under common control with, Seller, within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended. Persons who are "Affiliates" of Seller include, without limitation, Dr. Colkitt.

     (j) "Annual After-Tax Contribution" shall mean with respect to each Additional Acquisition the pro forma impact of an Additional Acquisition on PRG's net income as calculated in accordance with Exhibit 1(i).
                                                  ------------

     (k)    "Approvals" shall have the meaning set forth in Section 3.33(b).
                                                            ---------------

     (l)    "Arbitration Rules" shall have the meaning set forth in
Section 14.8.
------------

     (m) "Arthur Andersen" shall mean Arthur Andersen LLP, PRG's independent public accountants.

     (n)    "ASC" shall have the meaning set forth in Section 3.33(a)(ii)
                                                      -------------------

     (o)    "Assets" shall have the meaning set forth in Section 2.1.
                                                         -----------

     (p)    "Balance Sheet" shall have the meaning set forth in Section 3.6.
                                                                -----------

     (q)    "Balance Sheet Date" shall have the meaning set forth in
Section 3.6.
-----------

     (r) "best knowledge", "have no knowledge of", or "do not know of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any officer of such entity after diligent investigation and inquiry by such officer of such entity.

     (s) "Business" shall have the meaning set forth in the recitals to this Agreement.

     (t) "CEC Reimbursement" shall mean $563,400, which is the cash portion of the purchase price paid by Seller in connection with the consummation of the transactions contemplated by that certain Asset Purchase Agreement dated September 1, 1996, among Seller, John Waite and Comprehensive Eye Care, Ltd., a Georgia corporation.

     (u) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson & Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

     (v) "Closing Date" shall mean October 31, 1996 if the waiting period under the HSR Act shall have expired prior to that date, November 15, 1996, if the waiting period under the HSR Act expires during the time period from October 31, 1996 through November 15, 1996, and November 30, 1996, if the waiting period under the HSR Act expires during the time period from November 15, 1996 through November 29, 1996. The Closing Date shall be subject to extension pursuant to
Section 11(d) hereof.
-------------

     (w)    "Closing Valuation" shall mean $54,000,000.

     (x)    "Code" shall mean the Internal Revenue Code of 1986.

     (y)    "Contracts" shall have the meaning set forth in Section 3.14.
                                                            ------------

     (z)    "Damages" shall have the meaning set forth in Section 10.2.
                                                          ------------

     (aa)   "Determining Party" shall have the meaning set forth in
Section 1(c).
------------

     (ab)   "Dispute Notice" shall have the meaning set forth in Section 1(c).
                                                                 ------------

     (ac) "Division" shall have the meaning set forth in the recitals to this Agreement.

     (ad)   "Dr. Colkitt" shall have the meaning set forth in Section 5.12.
                                                            --------------

     (ae)   "Dr. Salvitti" shall mean E. Ronald Salvitti.

     (af) "Environmental Claims" means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time whether before or after the Closing Date caused by or related to any Hazardous Material or the violation of any Environmental Requirement, and regardless of whether any of the foregoing was caused by Seller or any third party, including but not limited to (a) injury or damage to any person, property, or natural resource occurring on or off the Real Property, including but not limited to the cost of demolition and rebuilding of any improvements on the Real Property; (b) the investigation or remediation of any such Hazardous Material or violation of an Environmental Requirement; (c) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (d) the settlement of any claim or judgment.

     (ag) "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, and administrative agency guidance relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and including, but not limited to the Clean Air Act, 42 U.S.C. (S)7401, et seq.; the
                                                                    -------
Federal Water Pollution Control Act, 33 U.S.C. (S)1251, et seq.; the Toxic
                                                        -------
Substances Control Act, 15 U.S.C. (S)2601, et seq.; the Safe Drinking Water Act,
                                           -------
42 U.S.C. (S)300f, et seq.; the Comprehensive Environmental Response,
                   -------
Compensation and Liability Act of 1980, 42 U.S.C. (S)9601, et seq., as amended
                                                           -------
by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801, et seq.; the Resource
                                                 -------
Conservation and Recovery Act, 42 U.S.C. (S)6901, et seq.; the Occupational
                                                  -------
Safety and Health Act, 29 U.S.C. (S)651, et seq.; the Georgia Hazardous Site
                                         -------
Response Act, O.C.G.A. (S)12-8-90, et seq.; the Georgia Safe Drinking Water Act,
                                   -------
O.C.G.A. (S)12-5-170, et seq.; the Georgia Ground Water Use Act, O.C.G.A. (S)12-
                      -------
5-90, et seq.; the Georgia Underground Storage Tank Act, O.C.G.A. (S)12-13-1, et
      -------                                                                 --
seq.; and the Georgia Water Quality Control Act, O.C.G.A. (S)12-5-20, et seq.
----                                                                  -------

     (ah) "Environmental Requirement" means any provision, permit, agreement or restriction pertaining to pollution, protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), contained in or otherwise imposed through application of any federal, state or local law, rule or regulation relating to Hazardous Materials or the environment or any license, authorization, decision, order, injunction, decree or rule of common law and any judicial interpretation of any of the foregoing which pertains to any Hazardous Material or the environment and shall include without limitation, the Solid Waste Disposal Act, 42. U.S.C. (S)6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)9601, et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
(S)1251 et seq.; the Clean Air Act, 42 U.S.C. (S)7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)300f, et seq.; and any other state or federal environmental statutes and all rules, regulations, orders and decrees promulgated under any of the foregoing as any of the foregoing now exists.

     (ai) "Ernst & Young" shall mean Ernst & Young L.L.P., Seller's independent public accountants.

     (aj) "Excluded Assets" shall mean the assets and properties of Seller not used in the operation of the business of the Division, including, but not limited to, the following:

            (1) The consideration delivered to Seller pursuant to this Agreement for the Assets sold, transferred, assigned, conveyed and delivered pursuant hereto;

            (2) Seller's right to enforce Purchaser's representations, warranties and covenants hereunder and the obligations of Purchaser to pay, perform or discharge the liabilities of Seller assumed by Purchaser pursuant to this Agreement and all other rights, including rights of indemnification, of Seller under this Agreement or any instrument executed pursuant hereto;

            (3) Seller's books of account related to the Division, but Seller agrees that Purchaser shall have the right at Purchaser's request to inspect such books and make copies thereof;

            (4) Cash of the Division as of 11:59 p.m. on the day preceding the Closing Date; and

            (5)  The Assets listed on Exhibit 1(aj) attached hereto.
                                      -------------

     (ak)   "Financial Statements" shall have the meaning set forth in
Section 3.6.
-----------

     (al)   "GAAP" shall mean generally accepted accounting principles.

     (am)   "Governmental Entity" shall have the meaning set forth in
Section 3.22.
------------

     (an) "Hazardous Material(s)" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law, and
(c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law applicable to the Real Property.

     (ao) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     (ap) "ordinary course of business" means the usual and customary way in which Seller has conducted the business of the Division in the past.

     (aq)   "Paying Practice" shall have the meaning set forth in Section 14.2.
                                                                  ------------

     (ar)   "Paying Practice Differential" shall have the meaning set forth in

Section 14.2.
------------

     (as)   "Practice" shall have the meaning set forth in Section 3.33(a)(i).
                                                           ------------------

     (at) "Practice Service Agreement" means any management services agreement or similar arrangement entered into between Seller or any subsidiary or affiliate of Seller and any Practice or ASC.

     (au) "PRG" shall have the meaning set forth in the recitals of this Agreement.

     (av)   "Purchase Price" shall have the meaning set forth in Section 2.3(a).
                                                                 --------------

     (aw)   "Real Property" shall have the meaning set forth in Section 3.35.
                                                                ------------

     (ax) "Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, disbursal, leaching, or migration into the atmosphere, soil, subsurface, surface water, groundwater, or property.

     (ay)   "Salvitti Employment Agreement" shall have the meaning set forth in
Section 14.2.
------------

     (az) "Salvitti Optional Employment Agreement" shall have the meaning set forth in Section 7.13.
         ------------

     (ba)   "Salvitti P.A." shall mean E. Ronald Salvitti, M.D., Inc.

     (bb)   "Salvitti P.A. Differential" shall have the meaning set forth in

Section 14.2.
------------

     (bc)   "Salvitti Payment" shall have the meaning set forth in Section 14.2.
                                                                   ------------

     (bd)   "Seller Permits" shall have the meaning set forth in Section 3.22.
                                                                 ------------

     (be)   "Seller Plan" shall have the meaning set forth in Section 3.20.
                                                              ------------

     (bf)   "Seller Sub" shall have the meaning set forth in Section 3.1.
                                                             -----------

     (bg) "Tax(es)" means all taxes, fees, assessments, levies, duties and similar charges imposed by any federal, state, local or foreign governmental authority, together with all interest, penalties, fines and other additions imposed in respect thereof; including, without limitation, all income, gains, real property gains, profits, gross receipts, payroll, employment, social security (and similar), disability, health, hospitalization, unemployment compensation, worker's compensation, Pension Benefit Guaranty Corporation, severance, windfall profits, environmental, license, occupation, customs, imposts, capital stock, franchise, ad valorem, excise, sales, use, transfer, registration, value added, alternative minimum, add-on minimum, successor, withholding and estimated taxes or other charges.

     (bh) "Tax Returns" means all original and amended returns, declarations, certifications, statements, notices, elections, estimates, reports, claims for refund and information returns relating to or required to be filed or maintained in connection with any Tax, together with all schedules and attachments thereto.

     (bi)   "Transfer Taxes" shall have the meaning set forth in Section 14.7.
                                                                 ------------

     (bj) "Treasury Regulations" means temporary and final Income Tax Regulations promulgated under the Code, as amended from time to time (or corresponding provisions of succeeding regulations).

Section 2.  Terms of the Sale and Purchase of Assets.
            ----------------------------------------

     2.1    Conveyance of Assets.  Subject to and upon the terms and conditions
            --------------------
contained herein, on the Closing Date, Seller shall sell, convey, transfer, deliver and assign to Purchaser all of Seller's right, title and interest in and to the business, properties and assets of Seller used in the Business of the Division (personal, tangible and intangible), including, without limitation, all items of personal property and other assets used in connection with the Business conducted by the Division and Seller's ownership interests in Seller Subs that are partnerships or limited liability companies and all of the assets of the Seller Subs that are corporations used in connection with the Business conducted by the Division (except as otherwise provided herein) (individually, an "Asset", and collectively the "Assets"), free and clear of all obligations, security interests, claims, liens and encumbrances whatsoever, except as specifically relate to the Assumed Liabilities. Without limiting the foregoing, the Assets specifically include:

            (a) All of the Real Property, personal property, plant, furniture, fixtures, equipment and goodwill of Seller of every kind and used in the Business in which Seller has any right or interest that are situated in the locations set forth in Exhibit 2.1(a)(i) attached hereto and all items owned by
                       -----------------
Seller identified on Exhibit 2.1(a)(ii) attached hereto and situated at 3754
                     ------------------
LaVista Road, Tucker, Georgia 30084; and

            (b) All inventories maintained by Seller used in the business of the Division that are situated in the locations set forth in Exhibit 2.1(a)(i)
                                                             ----------------
attached hereto;

            (c) All rights under Contracts and leases related to the Business or the Division including leases identified on Exhibit 3.7 and Contracts
                                               -----------
identified on Exhibit 3.14 attached hereto (excluding this Agreement and the
              ------------
agreements, instruments and documents executed and delivered by Purchaser pursuant to this Agreement);

            (d) All accounts receivable as of the Closing Date related to the Division and the accounts receivable records related to such receivables;

            (e) The books and records of Seller related to the Division (other than those which constitute Excluded Assets) relating to the Assets, all of which shall be delivered to Purchaser;

            (f) Subject to applicable laws and regulations, all transferable licenses and other regulatory approvals necessary for or incident to the operation of the Assets and/or the Business;

            (g) Except for the names EquiMed and EquiVision and the EquiMed logo, all clinical and administrative policy and procedure manuals, trade secrets, logos, names, trademarks, service marks, marketing and promotional materials (including audiotapes, videotapes and printed materials) and all other property rights required for or incident to the marketing of the products and services of the Division, and all books and records relating thereto; and

            (h) All computers, data processing equipment, and nonexclusive right to related software;

            (i) Prepaid expenses with respect to the Contracts and the utilities servicing the Assets; and

            (j) All of Seller's rights under all merger and acquisition agreements (including any agreements ancillary thereto) with respect to the Practices and the ASC's.

     2.2    Excluded Assets.  There shall be excluded from the Assets to be
            ---------------
transferred and conveyed hereunder those assets and properties of Seller described in Section 1(aj), and Seller shall retain all of its right, title and
             -------------
interest in and to, the Excluded Assets.

     2.3    Purchase Price; Assumption of Liabilities.  As consideration for the
            -----------------------------------------
sale of the Assets by Seller, Purchaser shall provide Seller with the following consideration:

            (a)  Purchase Price.  Seller shall receive the consideration
                 --------------
specified in Annex I attached hereto (the "Purchase Price"). The Purchase Price
             -------
shall be allocated among the Assets as agreed in writing among Purchaser and Seller on the Closing Date, which allocation shall be made as provided in
Section 1060 of the Code. Purchaser and Seller shall each file Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis reporting the allocation of the Purchase Price consistent with the allocation agreed to by Purchaser and Seller. Purchaser and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Purchase Price as agreed to or as adjusted as a result of a subsequent increase or decrease in the Purchase Price.

            (b)  Assumption of Liabilities.  Except as otherwise provided
                 -------------------------
herein, Purchaser shall assume on the Closing Date, and shall perform or discharge on or after the Closing Date, (i) all of Seller's current accounts payable and current accrued liabilities (other than the current portion of long-term debt) related to the Division and (ii) all of the contracts, leases, commitments, obligations and liabilities of Seller related to the Division (including certain acquisition indebtedness) which are listed on Exhibit 2.3(b)
                                                                 -----------
attached hereto to the extent that such obligations are current and not otherwise in default and (iii) the liabilities of Seller for employee benefits vested in those employees of Seller who accept and commence employment with Purchaser, but only to the extent that such liabilities are listed on
Exhibit 2.3(b). Notwithstanding any contrary provision contained herein,
--------------
Purchaser shall not be deemed to have assumed, nor shall Purchaser assume: (i) any liability, commitment or obligation not a trade account payable generated in the ordinary course of business or not indicated on Exhibit 2.3(b), (ii) any
                                                    --------------
liability set forth on Exhibit 2.3(b) which may be incurred by reason of any
                       --------------
breach of or default under such contracts, leases, commitments or obligations which occurred prior to the Closing Date unless such liability is subject to a reasonable dispute or is properly reflected on the Balance Sheet; (iii) any liability based upon or arising out of a violation of any antitrust or similar restraint-of-trade laws by Seller, including, without limiting the generality of the foregoing, any such antitrust liability which may arise in connection with agreements, contracts, commitments or orders for the sale of goods or provision of services by Seller reflected on the books of Seller at or prior to the Closing Date; (iv) any liability based upon or arising out of any tortious or wrongful actions of Seller or any of its directors, officers, stockholders or employees; (v) any mortgages on real property except as otherwise listed on
Exhibit 2.3(b); nor (vi) any liability incurred or to be incurred pursuant to
--------------
any malpractice or other suits or actions pending against Seller or any stockholder or employee of Seller; (vii) any liability of Seller for unpaid Taxes for periods before the Closing; (viii) any liability of Seller for Taxes (including, without limitation, income and Transfer Taxes) resulting from the consummation of the transactions contemplated by this Agreement; (ix) any liability of Seller for the unpaid Taxes of any Person other than Seller under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise; nor (x) any liability of Seller for costs and expenses described in Section 14.5(a) hereof.
                                                        ---------------

            (c) In the event that Seller consummates an Additional Acquisition after the date of this Agreement and prior to the Closing Date, Purchaser agrees to assume the indebtedness incurred and reimburse Seller at Closing for any cash amounts paid by Seller in consideration for the consummation of such Additional Acquisition.

     2.4    Subsequent Actions. If, at any time after the Closing Date,
            ------------------
Purchaser or PRG shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its right, title or interest in, to or under any of the Assets or otherwise to carry out this Agreement, in return for the consideration set forth in this Agreement, the officers and directors of Purchaser shall be authorized to execute and deliver, in the name and on behalf of Seller or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Purchaser or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under the Assets in Purchaser or otherwise to carry out this Agreement.

Section 3.  Representations and Warranties of Seller.
            ----------------------------------------

     Seller hereby represents and warrants to Purchaser and PRG as follows:

     3.1    Corporate Existence; Good Standing.  Seller is a corporation duly
            ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Seller and the Seller Subs (defined below) have all necessary corporate powers to own all of their respective assets and to carry on their respective business as such business is now being conducted. Except for the entities (the "Seller Subs") disclosed in Exhibit 3.1, Seller does not own stock
                                          -----------
in or control, directly or indirectly, any other corporation, association or business organization, nor is Seller a party to any joint venture or partnership, related to the Business or the Division. Except as disclosed in
Exhibit 3.1, none of the liabilities listed on Exhibit 2.3(b) are convertible
-----------                                    --------------
into or exchangeable for an equity interest in or property of Seller or the Seller Subs. Seller and the Seller Subs, respectively, are duly licensed or qualified to do business as a foreign corporation (or, in the case of the Seller Subs, as the appropriate entity) and are in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by them therein in connection with the Business or in which the transaction of the Business makes such qualification necessary. Such jurisdictions are set forth in Exhibit 3.1. Neither Seller nor the Seller Subs have any assets, employees
   -----------
or offices used in connection with the Business in any location other than the locations set forth in Exhibit 3.1. The Seller Subs are entities duly
                       -----------
organized, validly existing and in good standing under the laws of the respective states under which they exist.

     3.2    Power and Authority for Transactions.  Seller has the corporate
            ------------------------------------
power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Seller's stockholders have taken all necessary action to approve the consummation of the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by Seller, and constitute or will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and, subject to the receipt of consents described on
Exhibit 3.5, the consummation of the actions contemplated hereby will not,
-----------
violate any provision of the Certificate of Incorporation or Bylaws of Seller or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound, or violate any material restrictions of any kind to which Seller is subject, or result in any lien or encumbrance on any of Seller's assets.

     3.3    Permits, Licenses and Governmental Authorizations.  All building or
            -------------------------------------------------
other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other governmental authorizations and approvals required for the conduct of the Business or the use of the Assets, or waivers thereof, have been duly obtained and are in full force and effect. All permits and licenses related to the practice of medicine at the Practices and operating licenses, required certificates of need and other governmental authorizations required under applicable healthcare laws for the operation of the ASC's are described on
Exhibit 3.3. There are no proceedings pending or, to the knowledge of Seller,
-----------
threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

     3.4    Corporate Records.  Seller has provided Purchaser with access to
            -----------------
true and correct copies of the Certificate of Incorporation, Bylaws and minutes of Seller and the Seller Subs (or, in the case of the Seller Subs that are partnerships or limited liability companies, their organizational documents) and all amendments thereto have been delivered to Purchaser. The minute books of Seller and Seller Subs that are corporations contain accurate copies of all minutes of the meetings of and consents to actions taken without meetings of the Board of Directors and stockholders of Seller since its formation. The books of account of Seller and the Seller Subs have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of Seller and the Seller Subs have been properly recorded in such books.

     3.5    Consents.  Except as set forth on Exhibit 3.5, no consent, approval,
            --------                          -----------
authorization, order, permit, license, filing or registration with any governmental authority, any lender, lessor, any manufacturer or supplier, any Practice, any ASC or any other person or entity is required to be made or obtained by Seller to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of Seller.

     3.6    Seller's Financial Information.  Seller has heretofore furnished
            ------------------------------
Purchaser with copies of financial information ("Financial Statements") about the Division as of and for the periods ended July 31, 1996 (the "Balance Sheet Date") as set forth on Exhibit 3.6 attached hereto, including the unaudited
                       -----------
Balance Sheet ("Balance Sheet") as of the Balance Sheet Date. All such financial statements have been prepared in accordance with GAAP consistently followed throughout the periods indicated, reflect all liabilities of Seller, including all contingent liabilities of Seller as of their respective dates, and present fairly the financial position of Seller as of such dates and the results of operations and cash flows for the period or periods reflected therein.

     3.7    Leases.  Exhibit 3.7 attached hereto sets forth a list of all leases
            ------   -----------
pursuant to which Seller or a Seller Sub leases, as lessor or lessee, real or personal property that provide for payments to or by Seller or any of the Seller Subs of an amount in excess of $25,000 per annum (which are not cancelable on 30 days' notice) used in operating the Business or related to the Assets and which are not cancelable on 30 days' notice. All such leases listed on Exhibit 3.7
                                                                  -----------
are valid and enforceable in accordance with their respective terms, and there is not under any such lease any existing default by Seller or the Seller Subs, as lessor or lessee, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which Seller or the Seller Subs have not taken adequate steps to cure such default or to prevent a default from occurring.

     3.8    Condition and Usefulness of Assets.  The Assets constitute the only
            ----------------------------------
assets necessary for the conduct of the Business. Seller has not made use of any subsidiary or affiliate entity of Seller in connection with the conduct of the Business other than the Seller Subs. All of the Assets are in good condition and repair subject to normal wear and tear and conform with all applicable ordinances, regulations and other laws, and Seller has no knowledge of any latent defects therein.

     3.9    Title to and Encumbrances on Property.  Except as set forth in
            -------------------------------------
Exhibit 3.9, Seller has good, valid and marketable title to all of the Assets,
-----------
including but not limited to, all items of property identified on Exhibit
                                                                  -------
2.1(a)(i) and (ii) attached hereto, free and clear of any liens, claims,
---------     ----
charges, exceptions or encumbrances. Seller shall cause all encumbrances set forth on Exhibit 3.9 (other than those encumbrances indicated on Exhibit 2.3(b))
         -----------                                             --------------
to be released or terminated prior to the Closing Date and the Assets shall not be used to satisfy such liens, claims or encumbrances, except in the ordinary course of business consistent with past practice.

     3.10   Inventories.  All inventories of Seller used in the conduct of the
            -----------
Business are reflected on the Balance Sheet in accordance with GAAP consistently applied. The items of Seller's inventory have been acquired in the ordinary course of its business, are adequate for the reasonable requirements of the Business, and, to the best knowledge of Seller, may be used for their intended purposes.

     3.11   Intellectual Property Rights; Names.  Except as set forth on Exhibit
            -----------------------------------                          -------
3.11, neither Seller nor any of the Seller Subs have any right, title or
----
interest in or to patents, patent rights, corporate names, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets or similar items, and such items are the only such items incidental to the conduct of the Business. Set forth in Exhibit 3.11 is a listing of all names of all
                               ------------
predecessor companies of Seller related to the Division or the Business, including the names of any entities from whom Seller or any of the Seller Subs previously acquired significant assets. Except for off-the-shelf software licenses and except as set forth on Exhibit 3.11, neither Seller nor any of the
                                    ------------
Seller Subs are a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of the Business or the use of the Assets. No claim is pending or has been made to the effect that the Assets or the present or past operations of Seller or the Seller Subs in connection with the Assets infringe upon or conflict with the asserted rights of others to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. Seller has the sole and exclusive right to use all Assets without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by Purchaser.

     3.12   Officers; Payroll Information; Employees.  Set forth on Exhibit 3.12
            ----------------------------------------                ------------
attached hereto is a true and complete list, as of the date of this Agreement of: (a) the name of each officer of Seller and the offices held by each, (b) the most recent payroll report of the Division, showing all current employees of Seller and the Seller Subs relating to the Business and their current levels of compensation, (c) promised increases in compensation of employees of Seller and/or the Seller Subs relating to the Business that have not yet been effected,
(d) oral or written employment agreements, noncompetition agreements or independent contractor agreements (and all amendments thereto) relating to the Business to which Seller, any Practice or any ASC is a party, access to which have been provided to Purchaser, and (e) all employee manuals, materials, policies, procedures and work-related rules of the Division, access to which have been provided to Purchaser. The Division is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. The Division has not engaged in any unfair labor practice. There are no unfair labor practices charges or complaints relating to the Division pending or threatened against Seller, and Seller has never been a party to any agreement with any union, labor organization or collective bargaining unit relating to the Business. No employees of Seller or the Seller Subs relating to the Business are represented by any union, labor organization or collective bargaining unit. To the knowledge of the executive officers of Seller, Seller's and Seller Sub's employees relating to the Business have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit, and there are no existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Division, nor does any basis therefor exist. To the knowledge of Seller, none of Seller's or Seller Sub's employees relating to the Business and none of any Practice's or ASC's employees are in violation of any term of any employment contract, or any other contract or agreement relating to the relationship of any such employee with Seller or any Seller Sub, any Practice or any ASC.

     3.13   Legal Proceedings.  Except as set forth in Exhibit 3.13, none of
            -----------------                          ------------
Seller, the Seller Subs, the Division, the Business, the Assets, the Practices and the ASC's is subject to any pending, nor does Seller have knowledge of any threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Seller Subs, the Division, the Business, the Assets, the Practices or the ASC's or the transactions contemplated by this Agreement, nor is there any legal impediment of which Seller has knowledge to the continued operation of the Business, the use of the Assets in the ordinary course, or the business of the Practices or the ASC's, subject to consents set forth on Exhibit 3.5.
                                 -----------

     3.14   Contracts.  Seller has provided to Purchaser access to true copies
            ---------
of all written, and disclosed to Purchaser all oral, outstanding contracts, obligations and commitments of Seller and the Seller Subs ("Contracts"), entered into in connection with or related to the Assets or the Business, all of which are listed or incorporated by reference on Exhibit 3.7 (in the case of leases
                                           -----------
that provide for payments to or by Seller or any of the Seller Subs for an amount in excess of $25,000 per annum which are not cancelable on 30 days' notice), Exhibit 3.12 (in the case of employment agreements) and Exhibit 3.14
         ------------                                            ------------
(in the case of Contracts that provide for payments to or by Seller or any of the Seller Subs for an amount in excess of $25,000 per annum which are not cancelable on 30 days' notice) other than leases and employment agreements) attached hereto. Except as otherwise indicated on such Exhibits, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto. Except as indicated on such Exhibits, there is not under any such Contract any existing default by Seller or any Seller Sub, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default. Seller has no knowledge of any default by any other party to such Contracts. Neither Seller nor any Seller Sub has received notice of the intention of any party to any Contract to cancel or terminate any Contract and have no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments listed on Exhibit 3.7, Exhibit 3.12 and Exhibit 3.14, neither Seller
                      -----------  ------------     ------------
nor any Seller Sub is a party to any written or oral unperformed agreement, contract, lease or arrangement relating to the Business that provide for payments to or by Seller or any of the Seller Subs for an amount in excess of $25,000 per annum (which are not cancelable on 30 days' notice), including any:

            (a) Contract related to the acquisition of the Assets (or any portion thereof) or the Division (or any portion thereof) other than this Agreement;

            (b) Employment, consulting or compensation agreement or arrangement;

            (c)   Labor or collective bargaining agreement;

            (d) Lease agreement with respect to any property, whether as lessor or lessee;

            (e) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell real or personal property;

            (f)   Contract for the purchase of materials, supplies or equipment
(i) which is in excess of the requirements of the Business now booked or for normal operating inventories, or (ii) which is not terminable upon notice of thirty (30) days or less;

            (g) Agreement for the purchase from a supplier of all or substantially all of the requirements of the Business of a particular product or service;

            (h) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

            (i)   Contracts containing non-competition covenants;

            (j)   Management services or similar contracts; or

            (k) Other contracts or agreements that involve either an unperformed commitment in excess of $1,000 or that terminate or can only be terminated by Seller or a Seller Sub more than 30 days after the date hereof.

     3.15   Subsequent Events.  None of Seller, the Seller Subs, the Practices
            -----------------
or the ASC's have (except as would not affect the Assets or the Business to any material degree), since the Balance Sheet Date:

            (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, except in connection with the performance of this Agreement, other than in the ordinary course of business or incurred any indebtedness;

            (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business;

            (c) Formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

            (d) Made any payments to or loaned any money to any person or entity other than in the ordinary course of business;

            (e) Lost or terminated any employee, patient, customer or supplier that has, or may have, individually or in the aggregate, a material adverse effect on the Business;

            (f) Increased or established any reserve for Taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of Seller in the ordinary course of business since the Balance Sheet Date;

            (g) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Assets, tangible or intangible, except in the ordinary course of business;

            (h) Sold or contracted to sell or transferred or contracted to transfer any of the Assets or any other assets used in the conduct of the Business, cancelled any debts or claims or waived any rights, except in the ordinary course of business or except as set forth in Exhibit 3.15(h);
                                                      ---------------

            (i) Except in the ordinary course of business consistent with past practices, granted any increase in the rates of pay of employees, consultants or agents, or by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer, employee, consultant or agent;

            (j) Authorized or incurred any capital expenditures in excess of Ten Thousand and No/100 Dollars ($10,000.00) or which together aggregate more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), except as set forth in Exhibit 3.15(i) attached hereto;
         ---------------

            (k) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted hereunder;

            (l) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business or the Business or the Assets, or experienced any other material adverse change in its financial condition, assets, prospects, liabilities or business;

            (m) Declared or paid a distribution, payment or dividend of any kind on its respective capital stock or other securities, as the case may be;

            (n) Repurchased, approved any repurchase or agreed to repurchase any of its respective capital stock or securities, as the case may be;

            (o) Collected accounts receivable in a manner outside the ordinary course of business or not consistent with past practice;

            (p) Suffered or caused to be suffered, or taken any action that may result in, any material adverse change in the Business or to the Assets; or

            (q) Effected any material change in Seller's respective accounting principles, practices or methods as they relate to the Business or the Division.

     3.16   Accounts Receivable/Payable. The Balance Sheet reflects the amount,
            ---------------------------
as of the Balance Sheet Date and determined in conformity with GAAP and the past practices employed by Seller, of the Division's (i) accounts receivable, net of allowances for uncollectible and doubtful amounts ("Accounts Receivable") and
(ii) current accounts payable and current accrued liabilities (other than the current portion of long-term debt) ("Accounts Payable"). Exhibit 3.16 contains
                                                         ------------
a true and accurate (i) summary list of all Accounts Receivable, (ii) summary list of all Accounts Payable and (iii) statement of the working capital of the Division as of the Balance Sheet Date. The Division maintains its accounting records in sufficient detail to substantiate the accounts receivable reflected on the

Balance Sheet and has given and will give to Purchaser full and complete access to those records, including the right to make copies therefrom. Since the Balance Sheet Date, neither Seller nor the Division has changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Accounts Receivable are recorded in amounts estimated to be net of contractual allowances related to third-party payor arrangements. Seller is in substantial compliance with the terms and conditions of such third-party payor arrangements, and the reserves established by Seller are adequate to cover any liability resulting from lack of compliance.

     3.17   Taxes.
            -----

            (a) Returns; Payment of Taxes. All Tax Returns required to have been filed by Seller, with respect to the Business of the Division, or the Seller Subs have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. All Taxes shown thereon as owing have been paid. The Seller Subs and, to the extent attributable to the Business of the Division, Seller, have withheld and paid over all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating thereto. There are no liens with respect to Taxes on any of the Assets, other than liens for Taxes not yet due and payable or for Taxes disclosed in Exhibit 3.17(a) that are being
                                              ---------------
contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Financial Statements.

            (b) Deficiencies, Proceedings, Waivers. No deficiencies exist or have been asserted or, to the best knowledge of Seller, are expected to be asserted (verbally or in writing) with respect to Taxes of the Seller Subs or Seller attributable to the Business of the Division and Seller and the Seller Subs have not received notice (verbally or in writing) that any of them have not filed a Tax Return or paid any Taxes (attributable to the Business of the Division, in the case of Seller) required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of any Seller Sub or of Seller attributable to the Business of the Division is currently in process, pending or, to the best knowledge of Seller, threatened (verbally or in writing).

            (c) Special Status. The Contracts do not and will not include any obligation to make any payment that under any circumstance will not be deductible by Purchaser or any successor or assignee of Purchaser by reason of Code Section 280G. Except as disclosed in Exhibit 3.17(c), none of the Assets
                                          ---------------
and Contracts reflect any arrangement for which partnership Tax Returns are required to be filed. None of the Assets are subject to any "safe harbor lease" within the meaning of Code Section 168(f)(8) as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or constitute "tax-exempt use property" within the meaning of Code Section 168(h) or "tax exempt bond financed property" within the meaning of Code Section 168(g)(5).

     3.18   Liabilities; Debt.  Except to the extent reflected or reserved
            -----------------
against on the Balance Sheet, Seller and the Seller Subs did not have, as of the Balance Sheet Date, and have not incurred since that date and will not have incurred as of the Closing Date, any liabilities or obligations of any nature (related to the Division, in the case of Seller), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than those incurred in the ordinary course of business. Seller does not know, or have reasonable grounds to know, of any basis for the assertion against Seller or any of the Seller Subs, as of the Balance Sheet Date, of any claim or liability of any nature (related to the Division, in the case of Seller) in any amount not fully reflected or reserved against on the Balance Sheet, or of any claim or liability of any nature (related to the Division, in the case of Seller) arising since that date other than those incurred in the ordinary course of business or contemplated by this Agreement. All indebtedness of the Seller Subs and of Seller related to the Division (including without limitation, indebtedness for borrowed money, guaranties and capital lease obligations) is described on
Exhibit 3.18 attached hereto.
------------

     3.19   Insurance.
            ---------

            (a) Seller has property, fire and casualty insurance policies, with extended coverage (subject to reasonable deductibles), sufficient to allow Seller to replace any of its properties relating to the Business that might be damaged or destroyed. Except for professional liability insurance which is specifically covered in Section 3.19(b) below, Seller, the Practices and the
                        ---------------
ASC's have liability, workers compensation insurance and bond and surety arrangements reasonably adequate, in light of the business in which they are engaged, to protect them and their financial condition against the risks involved in the business conducted by them. Exhibit 3.19(b) sets forth a list of
                                            ---------------
all such policies as of the date thereof.

            (b)  Exhibit 3.19(b) sets forth a list of each policy of
                 ---------------
professional liability insurance and errors and omissions insurance, and all amendments and endorsements thereto currently in effect, which provide insurance for any of the Division, the Practices, the ASC's and the Additional Acquisitions, including the name of each insurer, the amount of coverage provided under the policy, all persons, groups and entities that are afforded coverage under the policies, the term of the policy and type of coverage (whether "claims made" or otherwise and whether such policies include "tail" coverage) and whether the policy is in effect as of the date hereof.

            (c)  Exhibit 3.19(c) sets forth any pending claims against Seller
                 ---------------
under each of the policies described above, and there are no other pending claims against Seller related to the Division, the Seller Subs, the Practices and the ASC's under any of such policies, and to the knowledge of Seller no event has occurred and no condition exists that could reasonably be expected to give rise to or serve as a basis for any such claim.

            (d) Neither Seller nor any Seller Sub, Practice or ASC is in default under any insurance policy or bond described in Sections 3.19(a) and
                                                        ---------------
(b), and no event which would (with the passage of time, notice or both)
---
constitute a breach or default thereunder by Seller, any Seller Sub, any Practice or any ASC or, to Seller's knowledge, the insurer thereunder, has occurred, or, to Seller's knowledge, will occur as a result of the transactions contemplated herein. Consummation of the transactions contemplated herein will not (and will not give any person or entity a right to) terminate or modify any material rights of, or accelerate or augment any material obligation of Seller, any Seller Sub, any Practice or any ASC under any insurance policy or bond insofar as such policy or bond relates to or covers incidents that give rise to claims for incidents taking place prior to the Closing Date. Neither Seller, any Seller Sub, any Practice nor any ASC has done anything by way of action or inaction which might invalidate or diminish coverage under any of such policies in whole or in part. There are no outstanding requirements or recommendations of any insurance company that has issued a policy to Seller, any Seller Sub, any Practice or any ASC which require or recommend any changes to the conduct of the business of Seller, any Seller Sub, any Practice or any ASC, or any repair or other work with respect to any of its or their respective properties.

     3.20   Employee Benefit Plans.  Except as set forth on Exhibit 3.20
            ----------------------                          ------------
attached hereto and with respect to the employees of the Division, Seller has neither established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on Exhibit 3.20
                                                        ------------
(individually a "Seller Plan," and collectively the "Seller Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Seller has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Seller Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Seller Plans. Seller has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multiemployer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. With respect to each Seller Plan, either
(i) the value of plan assets (including commitments under insurance contracts) is at least equal to the value of plan liabilities or (ii) the value of plan liabilities in excess of plan assets is disclosed on the Balance Sheet, all as of the Closing Date.

     3.21   Adverse Agreements.  Neither Seller, any Seller Sub, any Practice
            ------------------
nor any ASC is, nor will be as of the Closing Date, a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, directly or indirectly, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Division, the Business or the Assets.

     3.22   Compliance with Laws in General.  Seller, the Seller Subs, the
            -------------------------------
Practices and the ASC's hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities, instrumentalities or contractors, domestic or foreign (each, a "Governmental Entity") necessary or advisable in the conduct of the Business (or, in the case of the Seller Subs, the Practices, the ASC's or their respective businesses) (the "Seller Permits"). Seller, the Seller Subs, the Practices, the ASC's are in compliance with the terms of the Seller Permits. The Business (and, in the case of the Seller Subs, the Practices and, the ASC's, their respective businesses) is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including, but not limited to, laws, rules and regulations relating to professional and specialty licensing, the corporate practice of medicine, prohibitions on kickbacks and referrals under Medicare and Medicaid programs or under state law, health care, drug enforcement, zoning ordinances, building codes, occupational health and safety, employee benefits, immigration, wages, workplace safety, equal employment opportunity and race, religious, sex and age discrimination. No investigation or review by any Governmental Entity with respect to Seller, any of the Seller Subs, any of the Practices or the ASC's is pending, or, to the knowledge of Seller, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     3.23   Medicare and Medicaid Programs.  Each of the Practices and the ASC's
            ------------------------------
is qualified for participation in the Medicare and Medicaid programs and is party to provider agreements for such programs which are in full force and effect with no defaults having occurred thereunder. Each of the Practices, the ASC's, the Seller Subs and Seller, as the case may be, has timely filed all claims or other reports required to be filed with respect to the purchase of services by third-party payors, and all such claims or reports are complete and accurate, and there is no liability to any payor with respect thereto. There are no pending appeals, overpayment determinations, adjustments, challenges, audit, litigation or notices of intent to open Medicare or Medicaid claim determinations or other reports required to be filed by any of the Practices, the ASC's, the Seller Subs and Seller. None of the Practices, the ASC's, the Seller Subs and Seller have been convicted of, or pled guilty or nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

     3.24   Fraud and Abuse.  None of the Practices or the ASC's (during the
            ---------------
time period in which any have been affiliated with Seller), the Seller Subs and Seller have engaged in any activities which are prohibited under (S)1320a-7b or
(S)1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under (S)1395nn of Title 42 of the United States Code applies.

     3.25   Due Diligence Information.  No representation or warranty by Seller
            -------------------------
in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, officers or directors of Seller and furnished or to be furnished to Purchaser or PRG pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     3.26   Suppliers.  Set forth in Exhibit 3.26 is a complete and accurate
            ---------                ------------
list of the ten (10) largest suppliers of the Division in terms of dollar volume of transactions for each of the last three fiscal years and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier.

     3.27   Banking Relations.  Set forth in Exhibit 3.27 is a complete and
            -----------------                ------------
accurate list of all arrangements relating to the Business or the Division with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     3.28   Ownership Interests of Interested Persons; Competitors.  Except as
            ------------------------------------------------------
set forth in Exhibit 3.28, no officer, employee, director or stockholder of
             ------------
Seller or any of the Seller Subs, or their respective spouses, children or affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier or competitor of the Division or any organization that has a material contract or arrangement with the Division. Neither Seller, any of the Seller Subs nor any of their respective directors, officers, employees, consultants or stockholders nor any affiliate of such person is, or within the last three years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, the Division or to provide services, lease space, lease equipment or engage in any other venture or activity with the Division.

     3.29   Payors.  Each of the Division, the Seller Subs, the Practices, the
            ------
ASC's and the Additional Acquisitions has good relations with all payors of their respective services and none of such payors has notified such parties that it intends to discontinue its relationship with any of them or to deny any claims submitted to such payor for payment.

     3.30   Recoupment Proceedings.  There are no material Medicare or Medicaid
            ----------------------
recoupment or recoupments of any third-party payor being sought, requested, claimed or threatened against Seller (with respect to the Business), any Seller Subs, any Practices or any ASC's.

     3.31   No Brokers.  Seller has not entered into any contract, arrangement
            ----------
or understanding with any person or firm which may result in the obligation of Purchaser, PRG, or any of their subsidiaries or affiliates, to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.32   No Material Adverse Effect.  Except as disclosed in the exhibits to
            --------------------------
this Agreement, Seller is not aware of any fact which, alone or together with another fact, has resulted in or after the Acquisition is likely to result in, a materially adverse effect to the Division or the Business as of the date hereof.

     3.33   Affiliated Practices.
            --------------------

            (a)  Exhibit 3.33(a) lists the following:
                 ---------------

                 (i) each entity with which Seller or any Seller Sub has entered into a management services agreement or similar agreement requiring Seller or any other entity to provide ophthalmological medical practice management or similar services including any such entity arising out of or related to any Additional Acquisition consummated by Seller on or before the Closing Date (each such entity is referred to herein as a "Practice" and collectively such entities are referred to herein as the "Practices");

                 (ii) each entity in which Seller or any of Seller's affiliates hold an interest, that provides ambulatory surgical services including any such entity arising out of or related to any Additional Acquisition consummated on or before the Closing Date (each such entity is referred to herein as an "ASC" and collectively such entities are referred to herein as the "ASC's"); and

                 (iii) with respect to each Practice and each ASC, the type of entity that comprises the Practice or ASC, its jurisdiction of organization or formation, all locations at which the Practice or ASC conducts business and the nature of its business (i.e., ophthalmology, optometry, ambulatory surgical center, optical shop, etc.).

            (b) Each Practice and ASC is duly qualified and has all necessary licenses, permits, approvals, consents, qualifications, authorizations and accreditations of any governmental agency or authority, including but not limited to, any health care regulatory authority, and under all applicable laws or regulations as are required to own its assets and properties as now owned and to carry on its business as now conducted (the "Approvals"), and the continuation, validity and effectiveness of all the Approvals will not be adversely affected by the execution of this Agreement or the consummation of the transactions contemplated hereby.

     3.34   Additional Acquisitions.  To the knowledge of Seller, all due
            -----------------------
diligence information relating to the Additional Acquisitions which has been or will be provided to Purchaser by Seller or any Additional Acquisition, including but not limited to the financial statements of the Additional Acquisitions, is (or will be at the time of presentation) true and complete as presented. Seller has no reason to believe that any such information is untrue or misleading in any respect.

     3.35   Environmental.  During the period of Seller's (or any Seller Sub's)
            -------------
tenancy in any and all real property constituting a part of the Assets (such real property, the "Real Property"), such Real Property has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, or for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material. To the best knowledge of Seller, no such use of the Real Property occurred at any time prior to the period of Seller's (or any Seller Sub's) ownership or tenancy of the Real Property; and no such use on any real property adjacent to the Real Property occurred at any time prior to the date hereof. There is no Hazardous Material storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Real Property and Seller has received no notice and has no knowledge of any Environmental Claim regarding the Real Property or any adjacent property. The use of the Real Property by Seller (and any Seller Sub or any of Seller's subtenants or successors in interest to any portion of the Real Property, as the case may be) complies with all applicable Environmental Requirements and neither Seller, any Seller Sub nor any subtenant or successor in interest of Seller has obtained or is required to obtain any permit or other authorization to construct, occupy, operate, use or conduct any activity on any of the Real Property by reason of any Environmental Requirement. The Real Property does not appear on the National Priorities List or to Seller's best knowledge any other list or data base of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material. Neither Seller nor any Seller Sub has ever applied for and been denied environmental impairment liability insurance coverage relating to the Real Property.

     3.36   Real Property.  Neither Seller, any Seller Sub, any affiliate of
            -------------
Seller nor any entity in which Seller holds an interest has title to or an ownership interest in any Real Property used in connection with or in any way related to the Business.

     3.37   Sansone Note.  At July 31, 1996, the current unpaid portion of that
            ------------
certain promissory note dated September 27, 1995 executed by Michael A. Sansone, M.D., P.C. in the original principal amount of $700,000 was $281,374.40. As of the date hereof, such note is current. Such note has been properly recorded on the Balance Sheet. To the knowledge of Seller, no conditions exist that would cause such note to be uncollectible.

Section 4.  Representations and Warranties of Purchaser.
            -------------------------------------------

     PRG and Purchaser hereby, jointly and severally, represent and warrant to Seller as follows:

     4.1    Corporate Existence: Good Standing.  Purchaser is a corporation duly
            ----------------------------------
organized and existing and in good standing under the laws of the State of Delaware.

     4.2    Power and Authority.  Purchaser has corporate power to execute,
            -------------------
deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Purchaser.

     4.3    Financial Capacity.  Purchaser has the financial capacity and
            ------------------
creditworthiness to perform each and every obligation and commitment of Purchaser set forth in this Agreement, including without limitation its obligations to consummate the Additional Acquisitions.

     4.4    No Untrue Representations.  No representation or warranty by
            -------------------------
Purchaser in this Agreement, and no Exhibit or certificate issued by officers or directors of Purchaser and furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

Section 5.  Covenants of Seller.
            -------------------

     Seller agrees that between the date hereof and the Closing Date:

     5.1    Consummation of Agreement.  Seller shall use its best efforts to
            -------------------------
cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

     5.2    Business Operations.  Seller shall operate the Division and the
            -------------------
Business and use the Assets in the ordinary course. Seller shall not enter into any lease, contract, indebtedness, commitment, purchase or sale or acquire or dispose of any capital asset relating to the Business or the Assets except in the ordinary course of business. Seller shall use its best efforts to preserve the Division and the Business and Assets intact and shall not take any action that would have an adverse effect on the Business or Assets, including without limitation, any action the primary purpose or effect of which is to generate or preserve cash; provided that Seller may continue to operate in the ordinary course. Seller shall use its best efforts to preserve intact the relationships with payors, customers, suppliers, patients and others having significant business relations with the Division. Seller shall collect its receivables and pay its trade payables related to the Business in the ordinary course of business. Seller shall not introduce any new method of management, operations or accounting related to the Business or the Division. Seller shall operate the Business in compliance with all applicable Environmental Requirements.

     5.3    Access and Notice.  Seller shall permit Purchaser and its authorized
            -----------------
representatives access to, and make available for inspection, all of the assets and business of the Division, the Business and the Assets, including employees, customers and suppliers and permit Purchaser and its authorized representatives to inspect and make copies of all documents, records and information with respect to the Division, the Business or the Assets as Purchaser or its representatives may request. Without limiting the foregoing, Seller shall provide its full assistance to Arthur Andersen or any other representative of Purchaser in the course of an audit of the Division. Seller hereby grants Purchaser and/or PRG the right to use and/or publish the results, or any portion thereof, of any such audit in such reports as PRG may deem advisable to file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations promulgated thereunder. Seller shall promptly notify Purchaser in writing of (i) any notice or communication relating to a default or event that, with notice or lapse of time or both, could become a default, under any contract, commitment or obligation to which Seller is a party and relating to the Business or the Assets, and (ii) any adverse change in the Division's or the Business' financial condition or the Assets. Seller shall permit Purchaser and its authorized representatives access to the Real Property and allow Purchaser and its authorized representatives to take reasonable samples of soil, groundwater or any other environmental media from the Real Property in connection with the conduct of an environmental assessment (the "Phase I Assessment"), and such further analyses or investigations as Purchaser shall deem appropriate.

     5.4    Approvals of Third Parties and Permits and Consents.  Seller shall
            ---------------------------------------------------
use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Exhibit 3.5. Seller shall use its best efforts to obtain
                      -----------
all licenses, permits, approvals
or other authorizations required under any law, rule, regulation, or otherwise to provide the services of Seller contemplated by the Practice Service Agreements and to operate the Business and use the Assets.

     5.5    Acquisition Proposals.  Seller shall not, and shall cause Seller's
            ---------------------
employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including without limitation, any proposal or offer to the Seller, with respect to a merger, acquisition, consolidation or similar transaction involving, or the purchase of all or any significant portion of the assets or any equity securities of, Seller directly or indirectly relating to the Division (such proposal or offer, an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, and Seller will immediately cease any such activities, discussions or negotiations heretofore conducted with respect to any of the foregoing. Seller shall immediately notify Purchaser if any such inquiries or proposals are received.

     5.6    Employee Matters.  Seller shall not, without the prior written
            ----------------
approval of PRG, except in the ordinary course of business consistent with past practice or as required by law, increase the cash compensation of any employee or any independent contractor of Seller relating to the Business; adopt, amend or terminate any compensation plan, employment agreement, independent contractor agreement, employee policies and procedures or employee benefit plan, take any action that could deplete the assets of any employee benefit, or fail to pay any premium or contribution due or file any report with respect to any employee benefit plan, or take any other actions with respect to its employees or employee matters which might have an adverse effect upon the Division, its prospects, the Business or the Assets.

     5.7    Requirements to Effect Acquisition.  Seller shall use its best
            ----------------------------------
efforts to take, or cause to be taken, all actions necessary to effect the acquisition contemplated hereby under applicable law.

     5.8    Accounting and Tax Matters.  Seller will not change in any material
            --------------------------
respect the financial accounting methods or practices followed by Seller (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by GAAP. To the extent attributable to the Assets or the Business of the Division, Seller will duly, accurately and timely (with regard to any duly granted extensions) file all Tax Returns required to be filed, and pay all Taxes required to be paid, by it on or before the Closing Date. To the extent attributable to the Assets or the Business of the Division, except with the prior written consent of Purchaser, Seller will not (i) make, adopt or change any material Tax election or Tax accounting method, (ii) enter into any closing agreement with respect to Taxes of Seller or settle any asserted Tax claim or assessment, or (iii) consent to any Tax claim or assessment or to any waiver or extension of the statute of limitations for any Tax claim or assessment.

     5.9    Offer of Employment to Employees.  Seller shall cooperate with all
            --------------------------------
requests made by PRG or Purchaser for the purpose of allowing PRG or Purchaser to offer employment to all employees of the ophthalmology division of Seller at the field offices of the Business and at the Tucker, Georgia office of the Division other than those employees listed on Exhibit 5.9, such employment to be
                                              -----------
effective as of the Closing Date. Purchaser will, as a part of its offer of employment to employees, extend to persons accepting such offers of employment, credit for the length of service since the most recent date of hire by Seller prior to the Closing Date, for the purpose of determining eligibility for participation in employee benefits plans, if any, offered by Purchaser after the Closing Date. However, except as set forth in Exhibit 2.3(b), Seller shall
                                              --------------
remain liable under any Seller Plans for any claims incurred by any employees or their spouses or dependents, and for all compensation, bonuses, benefits and other such items and other liabilities related to Seller's employees incurred by Seller prior to the Closing Date.

     5.10   HSR Act.  To the extent notification under the HSR Act is required,
            -------
Seller shall use its best efforts to file as soon as possible and to effect early termination of all applicable waiting periods under the HSR Act, including, without limitation, complying promptly with all requests for additional information.

     5.11   Consummation of Additional Acquisitions.  Seller shall use its best
            ---------------------------------------
efforts to consummate the Additional Acquisitions.

     5.12   Transfer of Dr. Colkitt Ownership Interests in ASC's and Practices
            ------------------------------------------------------------------
of the Division. Seller, whether pursuant to the terms of that certain Stock
---------------
Option Agreement dated December 29, 1995 between Douglas R. Colkitt, M.D. ("Dr. Colkitt") and Seller, that certain Master Assignment of the Stock Option Agreements dated December 29, 1995 between Dr. Colkitt and Seller, or otherwise, shall use its best efforts to cause Dr. Colkitt to divest and transfer to a person or entity identified by Purchaser, to the satisfaction of Purchaser in its sole discretion, (i) all beneficial ownership interests, (ii) all options to acquire ownership interests and (iii) any securities convertible now or in the future into ownership interests, in any and all Practices and ASC's, in each case free and clear of all liens, claims and encumbrances using documents substantially in the form attached hereto as Exhibit 5.12.
                                             ------------

Section 6.  Covenants of Purchaser.
            ----------------------

     PRG and Purchaser jointly and severally agree that between the date hereof and the Closing Date:

     6.1    Consummation of Agreement.  Purchaser shall use its best efforts to
            -------------------------
cause the consummation of the transactions contemplated hereby in accordance
with their terms and provisions.   Purchaser will use its best efforts to take,
or cause to be taken, all actions necessary to effect the acquisition contemplated hereby under applicable law.

     6.2    HSR Act.  To the extent notification under the HSR Act is required,
            -------
Purchaser shall use its best efforts to file as soon as possible and to effect early termination of all applicable waiting periods under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information.

Section 7.  Purchaser's Conditions Precedent.
            --------------------------------

     The obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     7.1    Representations and Warranties.  The representations and warranties
            ------------------------------
of Seller contained herein that are qualified as to materiality shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date and all other representations and warranties of Seller contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects at the Closing Date.

     7.2    Covenants and Conditions.  Seller shall have performed and complied
            ------------------------
in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.

     7.3    Proceedings.  No action, proceeding or order by any court or
            -----------
governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     7.4    No Material Adverse Change.  There shall have been no material
            --------------------------
adverse change in Seller's working capital (defined as current assets, excluding cash, less current liabilities) at the Closing Date from Seller's working capital (as so defined) at the Balance Sheet Date).

     7.5    Practice Service Agreements.  On the Closing Date, Seller shall have
            ---------------------------
entered into such amendments to the Practice Service Agreements as are set forth on Exhibit 7.5.
   -----------

     7.6    Consents and Approvals.  Seller shall have obtained all material
            ----------------------
government and other third-party approvals and consents.

     7.7    Closing Deliveries.  Purchaser shall have received all documents,
            ------------------
duly executed in form satisfactory to Purchaser and its counsel, referred to in
Section 9.1.
-----------

     7.8    HSR Act. To the extent notification under the HSR Act is required,
            -------
all applicable waiting periods under the HSR Act shall have expired or been terminated.

     7.9    Leases.  The leases for the properties listed on Exhibit 7.9 shall
            ------                                           -----------
have been committed to writing on the terms indicated on Exhibit 7.9 to
                                                         -----------
Purchaser's satisfaction in its reasonable discretion.

     7.10   Seller's Convertible Acquisition Indebtedness.  Purchaser's
            ---------------------------------------------
agreement under Section 2.3 to assume the indebtedness represented by (i) that
                -----------
certain promissory note dated March 15, 1996 in the original principal amount of $1,250,000 payable to Everett C. Moulton, III and (ii) those certain promissory notes each dated April 1, 1996 in the original principal amounts of $330,000 and $920,000, respectively, and each payable to Thomas G. Abell, M.D., is conditioned upon Seller's ability to obtain at or before closing amendments to such notes or related documents in form and substance reasonably acceptable to PRG and its counsel, the effect of which is to provide that such notes shall no longer be convertible into Seller's Common Stock, but instead shall be convertible into PRG Common Stock, based on a price of $30.00 per PRG common share, at the times that such notes had previously been convertible into Seller's Common Stock.

     7.11   Sublease.  Purchaser, as sublessor, and Seller, as sublessee, shall
            --------
have entered into a sublease for premises located at 3754 LaVista Road, Tucker, Georgia 30084, for space for the period following the Closing Date until April 30, 1997 or 30 days after notice of termination, whichever is earlier, for Larry Pearson and his assistant at a rental rate based on the square foot rental rate paid by Purchaser for such space and on such other terms and conditions as are mutually acceptable to Purchaser and Seller.

     7.12   Local Counsel Opinions.  Seller shall have provided to PRG and
            ----------------------
Purchaser opinions in form and substance satisfactory to PRG and Purchaser provided by counsel satisfactory to PRG and Purchaser to the effect that the service agreements related to the New York and Illinois practices identified on
Exhibit 7.5 and the employment agreements to which the physicians providing
-----------
medical services at those practices are parties comply in all material respects with the laws of the State of New York or the State of Illinois, as the case may be. Counsel providing the legal opinion regarding the Illinois practices must be licensed in Illinois and counsel providing the legal opinion regarding the New York practices must be licensed in New York.

     7.13   Salvitti Employment Agreement.  Section 3.9 of that certain
            -----------------------------
Physician Optional Employment Agreement dated April 1, 1996 between E. Ronald Salvitti, M.D., Inc. and E. Ronald Salvitti, M.D. (the "Salvitti Optional Employment Agreement") shall have been amended so that the reference to 300% in the 12th line of Section 3.9 is changed to 30%.

Section 8.  Seller's Conditions Precedent.
            -----------------------------

     The obligations of Seller hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

     8.1    Representations and Warranties.  The representations and warranties
            ------------------------------
of Purchaser contained herein that are qualified as to materiality shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date and all other representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when actually made and shall be true and correct in all material respects at the Closing Date.

     8.2    Covenants and Conditions.  Purchaser shall have performed and
            ------------------------
complied with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing Date.

     8.3    Proceedings.  No action, proceeding or order by any court or
            -----------
governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     8.4    Closing Deliveries.  Seller shall have received all documents, duly
            ------------------
executed in form satisfactory to Seller and its counsel, referred to in
Section 9.2.
-----------

     8.5    HSR Act.  To the extent notification under the HSR Act is required,
            -------
all applicable waiting periods under the HSR Act shall have expired or been terminated.

Section 9.  Closing Deliveries.
            ------------------

     9.1    Deliveries of Seller.  At or prior to the Closing, Seller shall
            --------------------
deliver to Purchaser the following, all of which shall be in a form satisfactory to counsel to Purchaser and PRG:

            (a) a copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and all related documents and agreements certified by the Secretary of Seller as being true and correct copies of the original thereof;

            (b)  a bill of sale conveying the Assets to Purchaser;

            (c) an assignment of each contract, agreement and lease being assigned to and assumed by Purchaser;

            (d) a certificate of the President of Seller, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of Seller contained herein; (ii) as to the performance of and compliance by Seller with all covenants contained herein; and (iii) certifying that all conditions precedent of Seller to the Closing have been satisfied;

            (e) a certificate of the Secretary of Seller certifying as to the incumbency of the directors and officers of Seller and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Seller;

            (f) a certificate, dated within 20 days of the date of this Agreement, of the Secretary of the State of Delaware establishing that Seller is in existence and is in good standing to transact business in the state of incorporation together with a bring-down telegram related to such certificate dated within three (3) days prior to the Closing Date;

            (g) certificates dated within 20 days of the date of this Agreement, of the Secretary of State of the jurisdiction of incorporation of each of the Seller Subs that is a corporation establishing that such Seller Sub is in existence and is in good standing to transact business in the state of incorporation;

            (h) an opinion of counsel to Seller in form and substance reasonably satisfactory to Purchaser and its counsel to the effect set forth in
Exhibit 9.1(h);
--------------

            (i) all material authorizations, consents, approvals, permits and licenses referred to in Sections 3.3 and 3.5;
                        ------------     ---

            (j) certificates dated within twenty (20) days of the date of this Agreement, of the Secretaries of State of Delaware and the states set forth in
Exhibit 3.1 to the effect that Seller is qualified to do business and is in good
-----------
standing as a foreign corporation in each of such states together with bring-down telegrams dated within three (3) business days prior to the Closing Date related to each such certificates (but only with respect to certificates issued by states that also provide bring-down telegrams);

            (k) an assignment, in a form reasonably acceptable to Purchaser, of all logos, names, trademarks, service marks and all other proprietary information required for or incidental to the Business or the marketing of the products and services of the Division other than the tradenames "EquiMed" and "Equivision" and the EquiMed logo;

            (l) evidence, in form and substance reasonably satisfactory to Purchaser and its counsel, that the divestitures and transfers required by
Section 5.12 have occurred;
------------

            (m) evidence satisfactory to Purchaser and its counsel that all liens and encumbrances on any of the Assets have been released on or before the Closing Date;

            (n) an assignment of all security interests and security agreements held by Seller that relate to the Practices;

            (o)  the sublease referenced in Section 7.11;
                                            ------------

            (p)  the opinions of local counsel referenced in Section 7.12;
                                                             ------------

            (q) a certificate of the President and Chief Financial Officer of Seller stating that there has been no material adverse change in Seller's working capital (defined as current assets, excluding cash, less current liabilities) at the Closing Date from Seller's working capital (as so defined) at the Balance Sheet Date;

            (r)  the leases referenced in Section 7.9; and
                                          -----------

            (s) such other instruments and documents as reasonably requested by PRG or Purchaser to carry out and effect the purpose and intent of this Agreement.

     9.2    Deliveries of Purchaser.  At or prior to the Closing Purchaser shall
            -----------------------
deliver to Seller the following, all of which shall be in a form satisfactory to counsel to Seller:

            (a)  the Closing Valuation;

            (b) a copy of the resolutions of the Board of Directors of Purchaser and PRG authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary of such entities as being true and correct copies of the original thereof;

            (c) certificates of the President of Purchaser, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of Purchaser contained herein; (ii) as to the performance of and compliance by Purchaser with all covenants contained herein; and (iii) certifying that all conditions precedent of Purchaser to the Closing have been satisfied;

            (d) a certificate of the Secretary of Purchaser certifying as to the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser;

            (e) certificates, dated within twenty (20) days of the Closing Date, of the Secretary of the State of Delaware establishing that Purchaser is in existence and is in good standing to transact business in the State of Delaware;

            (f) an opinion of counsel to Purchaser in form and substance reasonably satisfactory to Seller and its counsel to the effect set forth in
Exhibit 9.2(f);
--------------

            (g) such other instruments and documents as reasonably requested by Seller to carry out and effect the purpose and intent of this Agreement.

Section 10. Nature and Survival of Representations and Warranties;
            ------------------------------------------------------
Indemnification.
---------------

     10.1 Nature and Survival. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of Seller, or of Purchaser, as the case may be. All such representations and warranties, and all representations and warranties expressly labeled as such in this Agreement shall survive the date of this Agreement and the Closing Date for a period of two (2) years following the Closing Date, except that the representations and warranties set forth in Sections 3.17, 3.22, 3.23, 3.24,
             -------------  ----  ----  ----

3.30 and 3.35 with respect to environmental and medical waste laws, health care
----     ----
laws and matters and Tax representations and warranties shall survive until one year after the expiration of the applicable statute of limitations for the violation of law or the assessment or collection of any Tax as the case may be. Each party covenants with the other parties not to make any claim with respect to such representations and warranties against any party after the date on which such survival period shall terminate. No party shall be entitled to claim indemnity from any other party pursuant to Section 10.2 or 10.3 hereof, unless
                                           ------------    ----
such party has timely given the notice required in Section 10.2, 10.3 or 10.4
                                                   ------------  ----    ----
hereof, as the case may be. Each party hereby releases, acquits and discharges the other party from any and all claims and demands, actions and causes of action, damages, costs, expenses and rights of setoff with respect to which the notices required by Section 10.2, 10.3 or 10.4, as applicable, are not timely
                    ------------  ----    ----
provided.

     10.2   Indemnification by Purchaser and PRG.  PURCHASER AND PRG (FOR
            ------------------------------------
PURPOSES OF THIS SECTION 10.2 AND, TO THE EXTENT APPLICABLE, SECTION 10.4,
                 ------------                                ------------
"INDEMNITOR"), JOINTLY AND SEVERALLY SHALL INDEMNIFY AND HOLD SELLER, AND ITS OFFICERS, DIRECTORS, STOCKHOLDERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING SELLER, FOR PURPOSES OF THIS SECTION 10.2 AND, TO THE EXTENT
                                       ------------
APPLICABLE, SECTION 10.4, AN "INDEMNIFIED PERSON"), HARMLESS FROM AND AGAINST
            ------------
ANY AND ALL LIABILITIES, LOSSES, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) (COLLECTIVELY, "DAMAGES") ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, FROM AND AFTER THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM INDEMNITOR'S MANAGEMENT AND OWNERSHIP OF THE ASSETS OR BREACH OF ANY CONTRACTS, INCLUDING LEASES AND ASSET PURCHASE AGREEMENTS ASSIGNED TO PURCHASER PURSUANT TO THE TERMS HEREOF.

     10.3   Indemnification by Seller.  SELLER (FOR PURPOSES OF THIS SECTION
            -------------------------                                -------
10.3 AND, TO THE EXTENT APPLICABLE, SECTION 10.4, "INDEMNITOR"), SHALL INDEMNIFY
----                                ------------
AND HOLD PURCHASER AND ITS OFFICERS, DIRECTORS, STOCKHOLDERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING PURCHASER, FOR PURPOSES OF THIS
SECTION 10.3 AND, TO THE EXTENT APPLICABLE, SECTION 10.4, AS "INDEMNIFIED
------------                                ------------
PERSON") HARMLESS FROM AND AGAINST ANY AND ALL DAMAGES ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE, OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, WITH RESPECT TO ALL TIMES PRIOR TO OR AFTER THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM THE INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE BUSINESS OR THE ASSETS, AND WITH RESPECT TO (I) ANY VIOLATION BY SELLER OR THEIR CONSULTANTS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES OF STATE OR FEDERAL LAWS GOVERNING HEALTHCARE FRAUD AND ABUSE, OR ANY OVERPAYMENT OR OBLIGATION ARISING OUT OF OR RESULTING FROM CLAIMS RELATED TO MEDICAL TREATMENT OCCURRING ON OR PRIOR TO THE CLOSING DATE SUBMITTED TO ANY THIRD PARTY PAYOR, WHETHER ON, PRIOR TO OR AFTER THE CLOSING DATE, ANY LIABILITIES THAT ARE NOT SPECIFICALLY ASSUMED BY PURCHASER PURSUANT TO THE TERMS OF THIS AGREEMENT AND ANY LIABILITIES NOT SET FORTH ON EXHIBIT 2.3(b) OR (II) ALL LIABILITIES OF
                                 -------------
SELLER, IF ANY, FOR THE TAXES OF ANY OTHER PERSON PURSUANT TO TREASURY REGULATIONS SECTION 1.1502-6 OR OTHER LAW, AS A TRANSFEREE OR SUCCESSOR, BY CONTRACT OR OTHERWISE.

     10.4   Indemnification Procedure.  Within sixty (60) days after Indemnified
            -------------------------
Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceeding, such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided,
                                                                 --------
however, that any Indemnified Person may at its own expense retain separate
-------
counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys of Indemnified Person in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

     10.5   Right of Setoff.  In the event of any breach of warranty,
            ---------------
representation, covenant or agreement by Seller or any other event giving rise to indemnification under Section 10.3 hereof, Purchaser shall be entitled to
                         ------------
offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against the amounts payable as the Acquisition Valuation. Purchaser shall notify Seller in writing in the event that Purchaser claims a setoff with respect to such damages. If Seller objects to such setoff, in whole or in part, in writing within five (5) business days following receipt of such notice of setoff claim and the disputed claim is finally determined by arbitration or a court, as the case may be, without any appeal of such determination having been filed within the applicable period for appeal, then (A) Purchaser shall immediately pay to Seller an amount equal to two (2) times the disputed amount of setoff taken by Purchaser in the event that Seller is the prevailing party and Purchaser has exercised its right to setoff hereunder and (B) Seller shall immediately pay to Purchaser an amount equal to two (2) times the disputed amount to which the court or arbitrator(s) has determined that Purchaser is entitled in the event that Purchaser is the prevailing party and has refrained from exercising its right to setoff hereunder following receipt of objection to setoff until such time as the disputed claim is submitted for determination and is determined by arbitration or litigation by any party hereto.

     10.6   Limitation on Indemnification.  Notwithstanding any other provision
            -----------------------------
of this Section 10, in no event shall a person be entitled to indemnification
        ----------
hereunder unless, and only to the extent that, the aggregate amount of all Damages for which such person would otherwise be entitled to indemnification exceeds in the aggregate (when considered together with other persons similarly situated) one percent (1%) of the Closing Valuation.

Section 11. Termination.  This Agreement may be terminated:
            -----------

     (a)    at any time by mutual agreement of all parties;

     (b) at any time by Purchaser if any representation or warranty of Seller contained in this Agreement or in any certificate or other document executed and delivered by Seller pursuant to this Agreement is or becomes untrue or breached in any material respect or if Seller fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within ten (10) days after receipt of written notice thereof; provided, however, that in the case of a termination pursuant to this subsection, Purchaser shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this subsection;

     (c) at any time by Seller if any representation or warranty of Purchaser contained in this Agreement or in any certificate or other document executed and delivered by Purchaser pursuant to this Agreement is or becomes untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein and such misrepresentation, noncompliance or breach is not cured, waived or eliminated within ten (10) days after receipt of written notice thereof; provided, however, that in the case of a termination pursuant to this subsection, Seller shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this subsection;

     (d) by either Purchaser or Seller if the transaction contemplated hereby shall not have been consummated by November 30, 1996; provided that the period set forth in this Section 11(d) shall automatically be extended until
                         -------------
such time as all applicable waiting periods under the HSR Act have expired; and provided further that in the case of a termination pursuant to this subsection, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner; or

     (e) by Purchaser at any time prior to November 6, 1996, if Purchaser determines in its sole discretion as the result of its legal, financial, environmental and operational due diligence with respect to Seller, that such due diligence reveals a material adverse change or difference in the financial condition of the Business from that reflected in the Financial Statements or a material issue(s) with respect to the regulatory compliance of the Division or the ophthalmological practices or ASC's managed or operated by the Division.

Section 12.  Noncompetition.
             --------------

     12.1    Prohibited Activities of Seller.  In order to protect Purchaser and
             -------------------------------
each of its affiliates (collectively, the "PRG Group") against the unauthorized use or disclosure of any of their confidential information presently known or hereinafter acquired by Seller and other good and valuable consideration, Seller hereby agrees that, for a period of three (3) years following the Closing Date, except as set forth on Exhibit 12.1 Seller and its Affiliates shall not
                       ------------
knowingly, directly or indirectly, for itself or on behalf of any other corporation, person, firm, partnership, association or any other entity (whether as an individual, agent, employee, officer, director or in any other capacity):

             (a) engage or participate in or finance any business which engages in direct competition with the ophthalmological or optometric physician practice management business being conducted by PRG or any ophthalmological or optometric practice or ophthalmological ambulatory surgical center managed or operated by PRG or any member of the PRG Group anywhere within 50 miles of any location of any member of the PRG Group or any ophthalmological or optometric practice or ophthalmological ambulatory surgical center managed or operated by PRG or any member of the PRG Group; provided, however, that this provision shall not prohibit Seller or any of its Affiliates from continuing to operate any existing facility that is not part of the Business or Division or from purchasing or holding an aggregate equity interest of up to 2%, so long as Seller and its Affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in direct competition with the ophthalmological or optometric physician practice management business of the PRG Group or any ophthalmological or optometric practice managed by the PRG Group; or

             (b) induce or attempt to influence any employee of any member of the PRG Group or any ophthalmological or optometric practice or ophthalmological ambulatory surgical center managed or operated by PRG or any member of the PRG Group to terminate his or her employment, or to hire any such employee, whether or not so induced or influenced, except that any such employee may be hired with PRG's prior written consent.

     12.2    Damages.  Because of the difficulty of measuring economic losses as
             -------
a result of the breach of the covenants set forth in Section 12.1 and 12.5, and
                                                     ---------------------
because of the immediate and irreparable damage that would be caused thereby for which the non-breaching party would have no other adequate remedy, each party agrees that, in the event of a breach by it or any of its Affiliates of the covenants set forth in Section 12.1 and 12.5, the covenants may be enforced by
                       ---------------------
the non-breaching party or parties by injunctions and restraining orders. The specific enforcement of the covenants set forth in Section 12.1 and 12.5 is
                                                   ---------------------
nonexclusive and shall not preclude any party hereto from seeking any other remedy available at law or in equity.

     12.3    Reasonable Restraint.  It is agreed by the parties that the
             --------------------
covenants in this Section 12 impose reasonable restraints on the parties hereto
                  ----------
in light of the activities and business of Seller, on the one hand, and Purchaser and the PRG Group, on the other hand, on the date of the execution of this Agreement and the future plans of Seller, on the one hand, and Purchaser, on the other hand, and the PRG Group.

     12.4    Severability; Reformation.  The covenants in this Section 12 are
             -------------------------                         ----------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     12.5    Prohibited Activities of Purchaser and PRG.
             ------------------------------------------

             (a) In the event that the Acquisition is not consummated, in order to protect Seller against unauthorized use of the information set forth in
Exhibit 1(h), Purchaser and PRG jointly and severally agree that for a period of
------------
seven (7) months following the date of this Agreement, neither Purchaser nor PRG will pursue or otherwise take action to acquire the practices listed in
Exhibit 1(h).
------------

             (b) In the event that Seller presents to PRG a potential acquisition that is a practice or ambulatory surgery center listed on
Exhibit 1(h) and PRG declines to pursue the proposed acquisition because the
------------
financial terms proposed by Seller do not fit the criteria for an Additional Acquisition, then neither Purchaser nor PRG shall prior to November 30, 1997 consummate or attempt to consummate an acquisition of the practice or ambulatory surgery center that was the subject of the proposed acquisition on financial terms substantially similar to those presented by Seller and declined by PRG.

     12.6    Term.  It is specifically agreed that the time periods stated in
             ----
Sections 12.1 and 12.5 above shall be computed by excluding from such
-------------     ----
computation any time during which Seller or any of its Affiliates is in violation of any provision of this Section 12. The covenants contained in this
                                   ----------
Section 12 shall have no effect if the transactions contemplated by this
----------
Agreement are not consummated for any reason but otherwise shall not be affected by any breach of any other provision hereof by any party hereto.

Section 13.  Nondisclosure of Confidential Information.
             -----------------------------------------

             (a) Seller recognizes and acknowledges it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the PRG Group that constitutes valuable, special and unique assets of the PRG Group's businesses. Seller agrees that it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of Seller, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Seller shall, if possible, give prior written notice thereof to Purchaser, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) Seller reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) Seller is the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise. In the event of a breach or threatened breach by Seller of the provisions of this Section 13, Purchaser shall be
                                           ----------
entitled to an injunction restraining Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this Section 13 shall survive the termination of this Agreement.
                   ----------

             (b) Purchaser recognizes and acknowledges it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Seller that constitutes valuable, special and unique assets of Seller's businesses. Purchaser agrees that it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of Purchaser, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Purchaser shall, if possible, give prior written notice thereof to Seller, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) Purchaser reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) Purchaser is the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise. In the event of a breach or threatened breach by Purchaser of the provisions of this Section
                                              -------

13, Seller shall be entitled to an injunction restraining Purchaser from
--
disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this Section 13 shall survive the
                                          ----------
termination of this Agreement.

Section 14.  Miscellaneous.
             -------------

     14.1    Additional Acquisitions.  With respect to any Additional
             -----------------------
Acquisitions that are consummated on or prior to the Closing Date, PRG shall lend to Seller the funds necessary for Seller to consummate the Additional Acquisition. With respect to Additional Acquisitions in geographic areas in which the Division currently conducts business, the loan shall be evidenced by a promissory note that matures in 90 days and is secured by the assets acquired and the service agreement (if applicable) entered into in connection with the Additional Acquisition. With respect to Additional Acquisitions in geographic markets in which the Division does not currently conduct Business, the loan shall be evidenced by a promissory note that matures in 90 days, is secured by the assets acquired and the service agreement (if applicable) entered into in connection with the Additional Acquisition and at PRG's option may be retired by a conveyance to Purchaser of the assets securing the promissory note.

     14.2    Deferred Compensation.
             ---------------------

             (a) In the event that Salvitti P.A. makes a payment to Dr. Salvitti (a "Salvitti Payment") pursuant to either Section 3.9 of that certain Physician Employment Agreement dated April 1, 1996 between Salvitti P.A. and Dr. Salvitti (the "Salvitti Employment Agreement") or Section 3.9 of the Salvitti Optional Employment Agreement, to the extent that for either of the two succeeding twelve month periods beginning the first day of the month following the date of the Salvitti Payment, the difference between the net income of the Salvitti P.A. for such twelve month period and the net income of Salvitti P.A. for the twelve month period ending the last day of the month immediately preceding the date of the Salvitti Payment (such difference the "Salvitti P.A. Differential) is less than 33% of the amount of the Salvitti Payment, Seller shall pay to Salvitti P.A. (an intended third party beneficiary of this Agreement) an amount equal to the difference between 33% of the amount of the Salvitti Payment and the Salvitti P.A. Differential. For each of such two twelve month periods following the Salvitti Payment, in the event that the Salvitti P.A. Differential is a negative number, Seller shall pay to Salvitti P.A. 33% of the amount of the Salvitti Payment.

             (b) To the extent that future payments by the Practices of deferred compensation obligations existing on the date of this Agreement exceed $1,000,000 (excluding the Salvitti Payment), then with respect to each such deferred compensation payment, to the extent that for either of the two succeeding twelve month periods beginning the first day of the month following the date of the deferred compensation payment, the difference between the net income of the Practice making such deferred compensation payment (the "Paying Practice") for such twelve month period and the net income of the Paying Practice for the twelve month period ending the last day of the month immediately preceding the date of the deferred compensation payment (the "Paying Practice Differential") is less than 33% of the amount of such deferred compensation payment, Seller shall pay the Paying Practice (an intended third party beneficiary of this Agreement) an amount equal to the difference between 33% of the amount of the deferred compensation payment and the Paying Practice Differential. For each of such two succeeding twelve month periods following the deferred compensation payment, in the event that the Paying P.A. Differential is a negative number, Seller shall pay to the Paying P.A. 33% of the amount of the deferred compensation payment.

     14.3    Notices.  Any communications required or desired to be given
             -------
hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, to the parties hereto at the following addresses, or in writing and at such other address as any party may advise the others in writing from time to time:

     If to PRG:                               If to Purchaser:

             Physicians Resource Group, Inc.        PRG Georgia, Inc.
             Three Lincoln Centre                   Three Lincoln Centre
             5430 LBJ Freeway, Suite 1540           5430 LBJ Freeway, Suite 1540
             Dallas, Texas 75240                    Dallas, Texas 75240
             Attn:  Richard J. D'Amico, Esq.        Attn:  Richard J. D'Amico
             Facsimile: (214) 982-8299              Facsimile: (214) 982-8299

     with a copy of each notice directed to Purchaser or PRG to:

             James S. Ryan, III, Esq.
             Jackson & Walker, L.L.P.
             901 Main Street, Suite 6000
             Dallas, Texas  75202
             Facsimile:  (214) 953-5822

     If to Seller:

             EquiMed, Inc.
             3754 LaVista Road
             Tucker, Georgia  30084
             Attention:  Larry W. Pearson
             Facsimile:  (404) 320-0023

             with a copy to:

             Marcy L. Colkitt, Esq.
             2171 Sandy Dr.
             State College, Pennsylvania 16803
             Facsimile: (412) 463-3569

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications, properly addressed and postage prepaid with the overnight courier.

     14.4    Further Assurances.  Each party hereby agrees to perform any
             ------------------
further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of Agreement.

     14.5    Each Party to Bear Costs.
             ------------------------

             (a)  Except as provided in Section 2.3(c) above and subparagraphs
                                        --------------
(b) and (c) below, each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Without limiting the generality of the foregoing and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, Purchaser shall not be liable to or required to pay, either directly or indirectly, any fees and expenses of legal counsel, accountants, auditors or other persons or entities retained by Seller for services rendered in connection with negotiating and closing the transactions contemplated by this Agreement or the documents to be executed in connection herewith or the costs and expenses incurred by Seller in connection with the consummation of the Additional Acquisitions that are consummated prior to the Closing Date, whether or not such costs or expenses are incurred before or after the Closing Date.

             (b) Notwithstanding the foregoing, fees and expenses incurred by Arthur Andersen and Ernst & Young in connection with the determination of the Acquisition Valuation shall be shared equally by Purchaser and Seller; provided that Seller shall not be liable for more than $100,000.00 in such fees and expenses.

             (c) In the event that this Agreement is terminated as a result of an Acquisition Proposal being accepted by Seller, Seller will pay to Purchaser a fee equal to all fees and expenses incurred by Purchaser in connection with the transactions contemplated hereby, plus $1,800,000.00; which amount shall be payable by wire transfer of same day funds; provided that no fee shall be payable to Purchaser pursuant to this Section 14.5(c) unless and until any
                                      ---------------
person (other than Purchaser) and the Seller have entered into a definitive agreement intended to consummate an Acquisition Proposal. Seller acknowledges that the agreements contained in this Section 14.5(c) are an integral part of
                                      ---------------
the transactions contemplated in this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Seller fails to promptly pay the amount due pursuant to this Section 14.5(c),
                                                             ---------------
and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against the Seller for the fee set forth in this paragraph (c), the non-prevailing party shall pay to the prevailing party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of NationsBank of Texas, N.A. in effect on the date such payment was required to be made.

     14.6    Public Disclosures.  Except as otherwise required by law, no party
             ------------------
to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

     14.7    Transfer Taxes.  Each party to this Agreement shall be responsible
             --------------
for payment of all of their respective sales, use, excise, documentary, registration, stamp, stock transfer and other transfer Taxes and fees (including any related interest, penalties or other additions to Tax) (collectively, "Transfer Taxes") arising from the consummation of the transactions contemplated by this Agreement, and for the costs and expenses related to the filing of all required Tax Returns relating to such Transfer Taxes. The party regularly required by applicable law to file any such Tax Return shall prepare the return and file the return and pay all Taxes required in respect thereof.

     14.8    Arbitration.  The parties hereto shall submit to binding
             -----------
arbitration by a board of three arbitrators any disputed question or controversy arising under this Agreement or arising out of or relating to the transaction contemplated by this Agreement. Any such arbitration shall be conducted in Wilmington, Delaware. Any party may initiate the arbitration, by notice in writing to the other party, setting forth the nature of the dispute, the amount involved, if any, and the remedy sought. Any party desiring to initiate arbitration shall serve a written notice of intention to arbitrate to the other party and to the American Arbitration Association ("AAA") office in or closest to Wilmington, Delaware, and the AAA will administer such arbitration in accordance with the Commercial Arbitration Rules of the AAA then in effect (the "Arbitration Rules").

             The board of three arbitrators shall be appointed promptly upon written application of the initiating party, and shall be selected in accordance with the Arbitration Rules. All of the arbitrators shall be members of the National Academy of Arbitrators. The board of arbitrators appointed hereunder shall conduct the arbitration pursuant to the Arbitration Rules, except as such rules may be modified for the purpose of the arbitration proceeding by mutual written agreement of the parties to this Agreement. No depositions may be taken or other discovery obtained except for the exchange of documents and witness lists as provided by the Arbitration Rules or by the mutual agreement of the parties.

             The award of the arbitrators, or a majority of them, shall be final and binding upon the parties hereto and judgment thereon may be entered in any court having jurisdiction. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder. The provisions of this section shall survive any termination, amendment, or expiration of this Agreement unless all the parties hereto otherwise expressly agree in writing.

             The arbitrators, or a majority of them, may award reasonable attorney's fees and costs to the prevailing party pursuant to the terms of this Agreement.

             Except as set forth above concerning awards to the prevailing party, each party shall bear its own expenses in connection with preparation for the presentation of its case at the arbitration proceedings and the fees and expenses of the arbitrators and all other expenses of the arbitration (except those referred to in the preceding sentence) shall be borne equally by the parties to such arbitration.

     14.9    GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND
             -------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLIED WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

     14.10   Captions. The captions or headings in this Agreement are made for
             --------
convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     14.11   Integration of Exhibits.  All Exhibits attached to this Agreement
             -----------------------
are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     14.12   ENTIRE AGREEMENT.  THIS INSTRUMENT, INCLUDING ALL EXHIBITS ATTACHED
             ----------------
HERETO, CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

     14.13   Counterparts.  This Agreement may be executed in several
             ------------
counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

     14.14   Binding Effect/Assignment.  This Agreement shall be binding on, and
             -------------------------
shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person (other than PRG, which is deemed to be a third-party beneficiary with respect to this Agreement) shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other party; provided, however, that Purchaser may assign its rights and obligations hereunder to an affiliate of Purchaser.

     14.15   No Rule of Construction.  The parties acknowledge that this
             -----------------------
Agreement was initially prepared by Purchaser, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     14.16   Costs of Enforcement. In the event that Purchaser, on the one hand,
             --------------------
or Seller, on the other hand, file suit in any court against the other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the Complaint. "Reasonable attorneys' fees" are those reasonable attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

     14.17   Prorations.  Seller agrees to reimburse Purchaser at Closing a pro
             ----------
rata portion of all ad valorem Taxes levied upon the Assets for the calendar year in which the Closing occurs. Such ad valorem Taxes shall be estimated, apportioned and pro-rated among Seller and Purchaser as of the Closing Date, and the prorated amount due Purchaser shall be credited to the Closing Valuation. Upon payment by Purchaser of such ad valorem Taxes actually assessed and paid on the Assets, Purchaser shall calculate the apportionment of such ad valorem Taxes and shall pay Seller or may demand from Seller, and Seller agrees to pay, the amount necessary to correct the estimate and proration made at Closing.

     14.18   Waiver of Bulk Transfer Compliance.  Seller and Purchaser hereby
             ----------------------------------
waive any compliance with the Bulk Transfers Acts of any states in which the Assets are located. Seller covenants and agrees that all of the creditors with respect to the Business and the Assets will be paid in full by Seller prior to the Closing Date, except to extent that any liability to such creditors is assumed by Purchaser pursuant to this Agreement. If required by Purchaser, Seller shall furnish Purchaser with proof of payment of all creditors with respect to the Business and the Assets. Notwithstanding the foregoing, Seller may dispute the validity or amount of any such creditor's claim without being deemed to be in violation of this Section 14.18, provided that such dispute is
                                  -------------
in good faith and does not unreasonably delay the resolution of the claim.

     14.19   Amendments; Waivers. This Agreement may be amended, modified or
             -------------------
supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of the terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     14.20   Service of Process.  Service of any and all process that may be
             ------------------
served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 14.3 and service thus made shall be taken and held to be valid personal
------------
service upon such party by any party hereto on whose behalf such service is made.

     14.21   Severability.  If any provision of this Agreement shall be found to
             ------------
be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect. In lieu of such provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such provision as may be possible and be legal, valid and enforceable.

     14.22   Employees (Post-Closing).  For a period of one (1) year following
             ------------------------
the Closing Date, Seller shall not directly or indirectly employ or solicit for employment any employee of the Business or the Division who accepts employment with Purchaser or PRG. With respect to persons listed on Exhibit 5.9, PRG will
                                                          -----------
have the ability to continue to evaluate the possibility of employing such individuals and Seller will cooperate with such evaluation.

     14.23   EquiVision Name.  Following the Closing Date, Seller shall not sell
             ---------------
or license the right to use the names EquiVision or Equivision to any other person or entity.

     14.24   Parties' Obligations.  The obligations hereunder of the parties
             --------------------
hereto shall be binding solely with respect to the party to be bound, and except as explicitly otherwise provided herein, no officer, director, employee or shareholder of such party shall be a guarantor or shall otherwise be bound by, or liable for, the non-performance of the obligations hereunder of such party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


PRG GEORGIA, INC.


By: /s/ Emmett E. Moore
Its: President and Chief Executive Officer



EQUIMED, INC.



By: /s/ Larry W. Pearson
Its: President



PHYSICIANS RESOURCE GROUP, INC.



By:  Emmett E. Moore
Its: President and Chief Executive Officer

                               INDEX TO EXHIBITS


     Exhibit                Description
     -------                -----------

     1(c)          Additional Pro Forma Adjustments
     1(h)          Additional Acquisitions
     1(h)(i)       Form of Asset Purchase Agreement
     1(h)(ii)      Form of Service Agreement
     1(j)          Annual After-Tax Contribution
     1(aj)         Excluded Assets
     2.1(a)(i)     Locations of Assets & Personal Property
     2.1(a)(ii)    Assets Owned by Seller at Tucker, Georgia location
     2.3(b)        Liabilities
     3.1           Corporate Existence; Good Standing
     3.3           Permits and Licenses
     3.5           Consents
     3.6           Financial Statements
     3.7           Leases
     3.9           Real and Personal Property; Encumbrances
     3.11          Patents and Trademarks; Names
     3.12          Directors and Officers; Payroll Information
     3.13          Legal Proceedings
     3.14          Contracts (other than Leases)
     3.15(h)       Assets Sold or Transferred; Debts Cancelled
     3.15(j)       Capital Expenditures
     3.16          Accounts Receivable
     3.17(a)       Taxes Being Contested
     3.17(c)       Partnerships
     3.18          Debt
     3.19(b)       Insurance Policies
     3.19(c)       Pending Claims on Insurance Policies
     3.20          Employee Benefit Plans
     3.26          Suppliers
     3.27          Banking Relations
     3.28          Ownership Interests of Interested Persons
     3.33(a)       Affiliated Practices
     5.9           Offer of Employment to Employees
     5.12          Transfer Documents
     7.5           Service Agreement Amendments
     7.9           Leases
     9.1(h)        Opinion of Counsel of Seller
     9.2(f)        An Opinion of Counsel to Purchaser
     12.1          Exceptions to Noncompete
     ANNEX I       Purchase Price




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

                                    ANNEX I

                                PURCHASE PRICE
                                --------------


     The consideration to be received by the Seller pursuant to the Agreement (the "Acquisition Consideration") shall be the sum of (i) the Closing Valuation,
(ii) the Acquisition Valuation and (iii) the CEC Reimbursement. The Closing Valuation and the CEC Reimbursement shall be paid by wire transfer at Closing. The Acquisition Valuation shall be paid by wire transfer on or before the later to occur of (i) May 15, 1997 or (ii) the date of final agreement between the parties with respect to the Acquisition Pro Forma Net Income in accordance with
Section 1(c), provided that if Purchaser and Seller have not agreed upon
------------
Acquisition Pro Forma Net Income on or prior to May 15, 1997, Purchaser will, on or prior to May 15, 1997, pay to the Seller the undisputed part, if any, of the Acquisition Valuation and shall pay to Seller the remaining portion of the Acquisition Valuation plus interest on such remaining portion at the rate of 8% per annum from and after May 15, 1997 no later than the second business day following final determination of Acquisition Pro Forma Net Income in accordance with Section 1(c) hereof.
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